                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                   FORM 8-K/A

                               AMENDMENT NO. 2 TO

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                  July 21, 1000
                                  -------------

                            IMX PHARMACEUTICALS, INC.
                            -------------------------
             (Exact name of Registrant as specified in its charter)

                        Commission File Number 000-30294
                                               ---------

Utah                                                                  87-0394290
---------                                                             ----------
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization                                Identification No.)

         2295 Corporate Boulevard, Suite 131, Boca Raton, Florida 33431
         --------------------------------------------------------------
                    (Address of Principal Executive Offices)

                                  561.998.5660
                                  ------------
              (Registrant's Telephone number, including area code)

Item 7. Financial Statements and Exhibits

            Consolidated Financial Statements 1999 (audited) and June 30, 2000 IMX Pharmaceuticals, Inc. (unaudited)

            Consolidated Financial Statements 1999 and 1998 ETI International, Inc. (audited) and June 30, 2000 (unaudited)

            Consolidated Financial Statements 1999 and 1998 IMX Pharmaceuticals, Inc. (audited)

            Pro Forma Statements 1999

            Pro Forma Statements June 30, 2000

            Adjusting Journal Entries ETI International, Inc.

            Adjusting Journal Entries IMX Pharmaceuticals, Inc.

                                   SIGNATURES

      In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed in its behalf by the undersigned thereunto duly authorized on the 27th day of September 2000.

IMX PHARMACEUTICALS, INC.


By: /s/ Leonard F. Kaplan
    ----------------------
    Leonard F. Kaplan, Chief Financial Officer

                            IMX PHARMACEUTICALS, INC.

                          CONSOLIDATED FINANCIAL REPORT

                                  JUNE 30, 2000

                            IMX PHARMACEUTICALS, INC.
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                       (Audited)     (Unaudited)
                                                      December 31,    June 30,
                                                          1999           2000
                                                       ----------     ----------

ASSETS

CURRENT ASSETS:

  Cash and cash equivalents                            $2,497,791     $  122,500
  Securities available for sale                            30,463         28,269
  Accounts receivable (net of allowance for
    doubtful accounts of  $27,495 and $3,170)             110,525         63,641
  Other receivables                                             0         16,440
  Loan receivable - related party                          31,153         30,125
  Inventories                                             557,593      1,364,008
  Refundable deposit                                            0      1,250,000
  Vendor deposits                                          50,000        120,000
  Prepaid expenses and other                               46,731         47,237
                                                       ----------     ----------

Total Current Assets                                    3,324,256      3,042,220
                                                       ----------     ----------

PROPERTY AND EQUIPMENT:

  Property and equipment (net of accumulated
    depreciation of $179,216 and $210,422)                105,913        159,971
                                                       ----------     ----------

OTHER ASSETS:

  Goodwill                                                               264,303
  Deposits and other                                       67,646        112,646
                                                       ----------     ----------

Total Other Assets                                         67,646        376,949
                                                       ----------     ----------

TOTAL ASSETS                                           $3,497,815     $3,579,140
                                                       ==========     ==========

                            IMX PHARMACEUTICALS, INC.
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                     (Audited)     (Unaudited)
                                                     December 31,    June 30,
                                                        1999           2000
                                                     -----------    -----------

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

  Accounts payable                                   $   436,398    $   457,094
  Accrued expenses and other current
    liabilities                                           49,700        294,442
  Notes payable, current portion                                        435,000
  Capital lease payable, current portion                   2,896          2,896
                                                     -----------    -----------

Total Current Liabilities                                488,994      1,189,432
                                                     -----------    -----------

LONG-TERM LIABILITIES:

  Notes payable, non-current portion                                    503,504
  Capital lease payable, non-current portion               4,896          4,896
                                                     -----------    -----------

Total Long Term Liabilities                                4,896        508,400
                                                     -----------    -----------

STOCKHOLDERS'  EQUITY:

  Common stock, $.001 par value, 50,000,000
    shares authorized, 9,634,707 and 9,734,707
    shares issued, 5,802,461 and 5,902,461 shares
    outstanding                                            9,635          9,735
  Additional paid-in capital                           7,943,050      8,017,950
  Retained earnings (deficit)                         (4,348,955)    (5,555,302)
  Treasury stock, at cost - 3,832,246 and
    3,832,246 shares                                    (578,054)      (578,054)
  Accumulated other comprehensive loss                   (21,751)       (13,021)
                                                     -----------    -----------

Total Stockholders' Equity                             3,003,925      1,881,308
                                                     -----------    -----------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                                 $ 3,497,815    $ 3,579,140
                                                     ===========    ===========

                            IMX PHARMACEUTICALS, INC.
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                       (Unaudited)                   (Unaudited)
                                                                     Six Months Ended             Three Months Ended
                                                                          June 30,                     June 30,
                                                                     1999          2000           1999           2000
                                                                 -----------    -----------    -----------    -----------

NET SALES                                                        $    50,718    $ 1,525,311    $    50,351    $ 1,293,965

COST OF SALES                                                         22,365        520,972         22,220        439,471
                                                                 -----------    -----------    -----------    -----------

GROSS PROFIT                                                          28,353      1,004,339         28,131        854,494
                                                                 -----------    -----------    -----------    -----------

OPERATING EXPENSES:

  Selling                                                            486,796      1,283,981        271,443        891,677
  Advertising                                                        116,538         48,132         67,326         15,602
  General and administrative                                         785,597      1,076,299        408,454        686,662
  Supply agreement impairement loss                                   43,348             --         43,348             --
  Depreciation and amortization                                       27,204         31,883         14,204         13,789
                                                                 -----------    -----------    -----------    -----------

Total Operating Expenses                                           1,459,483      2,440,295        804,775      1,607,730
                                                                 -----------    -----------    -----------    -----------

LOSS FROM OPERATIONS                                              (1,431,130)    (1,435,956)      (776,644)      (753,236)


OTHER INCOME (EXPENSES):
  Equity in loss of unconsolidated
     subsidiary                                                      (12,887)            --        (12,887)            --
  Medicis inventory recovery gain (loss)                                  --        180,162             --        (40,091)
  Gain on sale of investment in unconsolidate                             --             --             --             --
    subsidiary                                                     3,356,005             --      3,356,005             --
  Other                                                               82,341         49,447         23,749         24,207
                                                                 -----------    -----------    -----------    -----------
Income (Loss) before income taxes                                  1,994,329     (1,206,347)     2,590,223       (769,120)

Provision for Income Taxes                                                --             --             --             --
                                                                 -----------    -----------    -----------    -----------

Net Income (loss)                                                  1,994,329     (1,206,347)     2,590,223       (769,120)

Dividend on preferred stock                                          (43,400)            --        (43,400)            --
                                                                 -----------    -----------    -----------    -----------

Net loss available to
  common stockholders                                            $ 1,950,929    $(1,206,347)   $ 2,546,823    $  (769,120)
                                                                 ===========    ===========    ===========    ===========

===========================================================================================================================
Weighted average number of shares of
 common stock outstanding:
    Basic                                                          5,430,340      5,811,252      5,884,951      5,820,043
    Diluted                                                        5,718,584      6,142,000      6,173,195      6,150,791

===========================================================================================================================
Net loss per common share:
    Basic                                                        $      0.36    $     (0.21)   $      0.43    $     (0.13)
    Diluted                                                      $      0.34    $     (0.20)   $      0.41    $     (0.13)
===========================================================================================================================

See accompanying notes to consolidated financial statements.

                            IMX PHARMACEUTICALS, INC.
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                          (Unaudited)    (Unaudited)    (Unaudited)    (Unaudited)
                                                                           Six Months     Six Months    Three Months   Three Months
                                                                             Ended          Ended          Ended           Ended
                                                                            June 30,       June 30,       June 30,        June 30,
                                                                              1999           2000           1999            2000
                                                                           -----------    -----------    -----------    -----------

OPERATING ACTIVITIES:

  Net income (loss)                                                        $ 1,994,329    $(1,206,347)   $ 2,590,223    $  (769,120)
  Adjustments to reconcile  net loss
    to net cash used provided by operating activities:
    Depreciation and amortization                                               27,204         31,206         14,204         13,112
    Provision for doubtful accounts                                            (13,647)       (24,324)        (8,113)         1,570
    Deferred  income tax                                                       (25,000)                      (25,000)            --
    Compensation, fair value of stock, stock options and warrents               46,308                        46,308             --
    Equity in loss off unconsolidated subsidiary                               167,338                       167,338
    Accretion of investment in unconsolidated subsidiary                       (97,740)                      (97,740)            --
    Gain on sale of investment in unconsolidated subsidiary                 (3,356,005)                   (3,356,005)            --
    Impairement loss on suply and licensing agreements                          43,348                        43,348             --
      (Increase) decrease in accounts receivable                               105,451         54,767        333,771        295,838
      Decrease (increase) in inventories                                      (333,255)      (806,415)       (71,443)      (653,380)
      (Increase) in prepaid expenses                                           (30,625)          (506)        (9,873)        17,541
      Decrease (increase) in  deposits                                          25,774     (1,320,000)        25,774       (970,000)
      Decrease (increase) in  other assets                                          --        (45,000)        35,623        (35,000)
      (Decrease) increase in accounts payable                                       --                            --             --
         and accrued expenses                                                  145,450        265,438        239,698        311,178
                                                                           -----------    -----------    -----------    -----------

Net cash used by operating activities                                       (1,301,070)    (3,051,181)       (71,887)    (1,788,261)
                                                                           -----------    -----------    -----------    -----------

Investing Activities:

  Purchase of furniture and equipment                                          (30,174)       (85,263)       (29,016)       (68,872)
  Loan repayment from (advance to) related party                                    --          1,028            352           (558)
  Goodwill purchased                                                                         (264,303)                     (264,303)
  Sale of securities                                                                            2,194                         2,194
  Decrease in investment in securities                                                          8,730                         8,730
  Decrease in investment in and advances to                                                                       --             --
    unconsolidated subsidiary                                                       --              0       (339,194)
                                                                           -----------    -----------    -----------    -----------

Net cash (used) provided by investing activities                               (30,174)      (337,614)      (367,858)      (322,809)
                                                                           -----------    -----------    -----------    -----------

Financing Activities:

  Net proceeds  (repayments) of notes payable                                       --        938,504         (9,390)       939,303
  Purchase of securities available for sale                                    (25,000)            --     (1,714,200)
  Stock issuance to purchase goodwill                                                          75,000                        75,000
  Proceeds from maturity of securities                                       1,678,200                     1,748,197             --
  Purchase of treasury stock                                                        --              0             --
                                                                           -----------    -----------    -----------    -----------

Net cash (used) provided by financing activities                             1,653,200      1,013,504         24,607      1,014,303
                                                                           -----------    -----------    -----------    -----------

Net increase (decrease) in cash and cash equivalents                           321,956     (2,375,291)      (415,138)    (1,096,767)

Cash and cash equivalents - beginning of  period                               623,860      2,497,791      1,360,954      1,219,267
                                                                           -----------    -----------    -----------    -----------

Cash and cash equivalents - end of period                                  $   945,816    $   122,500    $   945,816    $   122,500
                                                                           ===========    ===========    ===========    ===========

====================================================================================================================================

SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION

  Cash paid for interest                                                   $    12,218    $     7,843    $    12,218    $       166
  Cash paid for income taxes                                               $         0    $         0    $         0    $         0

====================================================================================================================================

====================================================================================================================================

SUPPLEMENTAL SCHEDULE OF NON CASH ACTIVITIES

  Dividends on preferred stock:
  Preferred stock issued in lieu of cash for dividends payable
    on preferred stock                                                     $    43,400    $         0    $    43,400    $    43,400
  Conversion of preferred stock to common stock                            $         0    $         0    $         0    $         0

====================================================================================================================================

See accompanying notes to consolidated financial statements.

                   IMX PHARMACEUTICALS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (Information as of June 30, 2000 and for the six and three month periods ended June 30, 1999 and 2000 are unaudited)

NOTE 1 - NATURE OF BUSINESS

            IMX Pharmaceuticals, Inc. (the "Company"), formerly IMX Corporation, was organized under the laws of the State of Utah on June 2, 1982. The Company changed its name to IMX Pharmaceuticals, Inc. on June 30, 1997. The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

            In 1995, the Company entered into an acquisition agreement (the "Agreement'), with Interderm, Ltd., ("Interderm") for the assignment of the exclusive marketing and distribution rights in the United States for certain pharmaceutical products manufactured by Meyer-Zall Laboratories of South Africa ("Meyer-Zall"). The products included Exorex, an over-the-counter psoriasis medication.

            In connection with the Agreement, the Company also acquired the right of first refusal for distribution rights in the United States for new pharmaceutical products developed or manufactured by Meyer-Zall.

            During 1996 and 1997, the Company began to market and distribute Exorex and other related products in the retail market using capital raised from private placements.

            Effective June 24, 1998, the Company entered into an agreement (the "Joint Venture Agreement") with various affiliates of Medicis Pharmaceutical Corporation ("Medicis") to form a joint venture, Medicis Consumer Products Company, LLC ("LLC"), to develop and market skin care products. Under the terms of the Joint Venture Agreement, Medicis contributed cash of $4,000,000 to the joint venture in return for a 51% interest in the LLC. The Company contributed all of the assets, property and associated rights in connection with the Exorex product line, with an unamortized cost of approximately $5,200, in return for a 49% interest in the LLC.

            Effective June 30, 1999, the Company entered a Sale and Transfer Agreement ("Sale Agreement") with Medicis, whereby the Company sold its 49% interest in the LLC to Medicis for $3,600,000.

                   IMX PHARMACEUTICALS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (Information as of June 30, 2000 and for the six and three month periods ended June 30, 1999 and 2000 are unaudited)

NOTE 1 - NATURE OF BUSINESS (CONT'D)

            On June 16, 2000 the Company signed an agreement with Pure Distributors' Inc. d/b/a Envion International to become the exclusive worldwide distributor of all Envion's products. The main products include meal replacement bars and nutritional supplements marketed under the labels of BioZone and Envitamins. Envion's products are now marketed through its WellnessShop.com web site and companion catalogue, both of which will now be operated by the Company. The Company will pay a fee to Envion for the distributorship of $185,000 during 2000, $86,000 during 2001, and $66,000 during 2002 and each year thereafter.

            The Company also acquired Envions entire current product inventory for $750,000 payable monthly over two years. The Company has agreed to purchase all of its requirements for Envion products from Envion.

            The Company has an option to purchase all of Envion's rights to its products, customer lists and various other contract rights for $200,000. If the option is exercised, the fees paid in connection with the Distribution Agreement would be cancelled; the Company would no longer be required to purchase its requirements from Envion, and would only pay Envion royalties based on its purchase of Envion products from the manufacturers thereof.

            The consolidated statement of operations for the six and three months ended June 30, 2000 include sales of $69,994, cost of goods sold of $16,252 and direct expenses of $36,520 relating to the sale of Envion products

            On June 15, 2000 the Company purchased all the stock of Select Benefits Corporation for a three-year note in the amount of $189,510 and 100,000 shares of its common stock. Select Benefits has now changed its name to IMX Select Benefits Corporation. Select Benefits provides discount health care memberships that provide discounts of 10% to 60% for prescription drugs, vision care, dentistry, chiropractic, hearing and other health related benefits. Sales and expenses in connection with Select Benefits during the six and three months ended June 30, 2000 were not material.

                   IMX PHARMACEUTICALS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (Information as of June 30, 2000 and for the six and three month periods ended June 30, 1999 and 2000 are unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            Interim Financial Statements

            The accompanying unaudited consolidated financial statements as of June 30, 2000 and for the six and three month periods ended June 30, 1999 and 2000 have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments consisting of normal recurring accruals considered necessary for a fair presentation have been included. Operating results for the six and three-month periods ended June 30, 2000 are not necessarily indicative of the results that may be expected for the year ending December 31, 2000.

            Cash and Cash Equivalents

            For purposes of reporting cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

            Securities Available for Sale

            Securities available for sale are carried at estimated market values. Unrealized holding gains and losses on securities available for sale are reported as a net amount in a separate component of stockholders' equity until realized. Gains and losses realized from the sale of investment securities are computed using the specific-identification method.

            Inventories

            Inventories are stated at the lower of cost or market value. Cost is determined using the first-in, first-out method.

            Property and Equipment

                   IMX PHARMACEUTICALS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (Information as of June 30, 2000 and for the six and three month periods ended June 30, 1999 and 2000 are unaudited)

            Property and equipment are recorded at cost. Depreciation and amortization are computed using methods that approximate the straight-line method over the assets' estimated useful lives.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

            Revenue Recognition

            Sales are generally recorded upon the shipment of goods to customers.

            Production Development Costs

            Costs incurred for the development of new product lines are expensed as incurred, as specified by SOP 98-5 issued by the American Institute of Certified Public Accountants (Note 3).

            Stock-Based Compensation

            The Company accounts for stock based compensation as set forth in Accounting Principles Board ("APB") Opinion 25, "Accounting for Stock Issued to Employees," and discloses the proforma effect on net income (loss) and income (loss) per share of adopting the full provisions of Statement of Financial Accounting Standards ("SFAS") No. 123 "Accounting for Stock-Based Compensation". Accordingly, the Company has elected to continue using APB Opinion 25 and has disclosed in the footnotes proforma income (loss) and income (loss) per share information as if the fair value method had been applied.

            Income Taxes

            The Company files consolidated Federal and State of Florida income tax returns. Income taxes are calculated using the liability method specified by SFAS No. 109, "Accounting for Income Taxes".

            Net Income (Loss) Per Common Share

            Net income (loss) per common share is calculated according to SFAS No.128,

                   IMX PHARMACEUTICALS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (Information as of June 30, 2000 and for the six and three month periods ended June 30, 1999 and 2000 are unaudited)

            "Earnings Per Share" which requires companies to present basic and diluted earnings per share. Net income (loss) per common share-- basic is based

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

            Net Income (Loss) Per Common Share (Cont'd)

            on the weighted average number of common shares outstanding during the year. Net income (loss) per common share -- diluted is based on the weighted average number of common shares and dilutive potential common shares outstanding during the year.

            Convertible preferred stock, certain common stock options and common stock warrants were excluded from the computations of net loss per share for the six and three month periods ended June 30, 1999 and 2000 because the effect of their inclusion would be anti-dilutive.

            Fair Value of Financial Instruments

            SFAS No. 107 requires the disclosure of the fair value of financial instruments. The estimated fair value amounts have been determined by the Company's management using available market information and other valuation methods. However, considerable judgment is required to interpret market data in developing the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange.

            The following methods and assumptions were used in estimating the fair value disclosure for financial instruments:

            Cash and Cash Equivalents, Accounts and Loan Receivable, Accounts Payable, Accrued Expenses and Notes Payable - the carrying amounts reported in the consolidated balance sheets approximate fair value because of the short maturity of those instruments.

            Securities Available for Sale - the fair values are based on quoted market prices at

                   IMX PHARMACEUTICALS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (Information as of June 30, 2000 and for the six and three month periods ended June 30, 1999 and 2000 are unaudited)

            the reporting date of those or similar investments (Note 5).

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

            Accounting Estimates

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 - RECENT ACCOUNTING

            In June, 1997, the Financial Accounting Standards Board (the Pronouncements "FASB") issued SFAS No. 130, "Reporting Comprehensive Income" which became effective in 1998. SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of general-purpose financial statements. The Company adopted SFAS No.130 on January 1, 1998.

            In June, 1997 the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information" which became effective in 1998. SFAS No. 131 establishes standards for the way public enterprises are to report operating segments in annual financial statements and requires reporting of selected information about operating segments in interim reports. The Company's adoption of SFAS No. 131 did not affect the Company's consolidated financial statements.

            In April,1998, the American Institute of Certified Public Accountants issued Statement of Position No. 98-5, "Reporting for the Costs of Start-Up Activities", ("SOP 98-5"). The Company is required to expense all start-up costs related to new operations as incurred. In addition, all start-up costs that were capitalized in the past must be written off when SOP 98-5 is adopted. The Company's adoption

                   IMX PHARMACEUTICALS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (Information as of June 30, 2000 and for the six and three month periods ended June 30, 1999 and 2000 are unaudited)

            of SOP 98-5 did not have a material impact on its financial position or results of operations.

            In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The Company is required to adopt SFAS

NOTE 3 - RECENT ACCOUNTING (CONT'D)

            133, as amended by SFAS 137, for the year ending December 31, 2001. SFAS 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. Because the Company currently holds no derivative financial instruments and does not currently engage in hedging activities, adoption of SFAS 133 is expected to have no material impact on the Company's financial condition or results of operations.

NOTE 4 - SECURITIES AVAILABLE FOR SALE

            Securities available for sale consist of shares of common stock in Hydron Technologies, Inc. ("Hydron"). At December 31,1999 and June 30, 2000, the cost basis of $30,463 and $28,269 of the common stock in Hydron exceeded the market value by $21,751 and $13,021 respectively.

NOTE 5 - INVENTORIES

            Inventories consisted of the following:

                   IMX PHARMACEUTICALS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (Information as of June 30, 2000 and for the six and three month periods ended June 30, 1999 and 2000 are unaudited)

                                                December 31,           June 30
                                                -----------           ----------
                                                    1999                 2000
                                                 ----------           ----------

Finished goods                                   $  237,195           $1,038,412
Work-in-process                                      16,969               25,431
Packaging supplies                                  303,429              300,165
                                                 ----------           ----------

Total                                            $  557,593           $1,364,008
                                                 ----------           ----------

NOTE 6 - PROPERTY AND EQUIPMENT

            Property and equipment consisted of the following:

                                                    December 31,       June 30,
                                                    ------------      ---------
                                                        1999             2000
                                                     ---------        ---------

Computers and office equipment                       $ 193,997        $ 257,174
Furniture, fixtures and improvements                    91,132          113,219
                                                     ---------        ---------

                                                       285,129          370,393
Less: accumulated depreciation and
             amortization                             (179,216)        (210,422)
                                                     ---------        ---------

Property and equipment, net of
  accumulated depreciation                           $ 105,913        $ 159,971
                                                     ---------        ---------

NOTE 7 - INCOME TAXES

                   IMX PHARMACEUTICALS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (Information as of June 30, 2000 and for the six and three month periods ended June 30, 1999 and 2000 are unaudited)

            The provision for income taxes in the consolidated statements of operations is as follows:

                                                   December 31,        June 30,
                                                   ------------       ----------
                                                      1999               2000
                                                   -----------        ----------

Current:
  Federal                                           $        0        $        0
  State                                                      0                 0
                                                   -----------        ----------
                                                    $        0        $        0
                                                   -----------        ----------

Deferred:
  Federal                                           $        0        $        0
  State                                                      0                 0
                                                   -----------        ----------
                                                    $        0        $        0
                                                   -----------        ----------

NOTE 7 - INCOME TAXES (CONT'D)

            Applicable incomes taxes for financial reporting purposes differ from the amounts computed by applying the statutory federal and state income tax rates as follows:

                                                      December 31,     June 30,
                                                      ------------    ---------
                                                         1999            2000
                                                       ---------      ---------

Tax (benefit) at statutory rate                        $ 185,800      $ 256,500
Increase (decrease) in tax
  resulting from:
State income tax, net of federal tax benefit              31,500         44,000
Other                                                          0              0
Increase (decrease) in
  valuation allowance                                   (217,300)      (300,500)
                                                       ---------      ---------

Income taxes                                           $       0      $       0
                                                       =========      =========

                   IMX PHARMACEUTICALS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (Information as of June 30, 2000 and for the six and three month periods ended June 30, 1999 and 2000 are unaudited)

            The approximate tax effects of temporary differences that give rise to the deferred tax assets and deferred tax (liabilities) are as follows:

                                                   December 31,       June 30,
                                                   ------------     -----------
                                                      1999              2000
                                                   -----------      -----------

Fair value of common stock options and
  warrants                                         $   130,889      $   130,889
Start-up costs                                         139,100          139,100
Depreciation and amortization                          (71,700)         (71,700)
Other                                                   12,000           12,000
Net operating loss carry forwards                      641,700        1,440,236
                                                   -----------      -----------

                                                       851,989        1,650,525
Less: valuation allowance                             (851,989)      (1,650,525)
                                                   -----------      -----------

Total net deferred tax asset                       $         0      $         0
                                                   ===========      ===========

NOTE 7 - INCOME TAXES (CONT'D)

            At December 31, 1999, the Company had net operating loss carryforwards of approximately $1,700,000 for income tax purposes. Those losses are available for carryforward for periods ranging from fifteen to twenty years, and will expire beginning in 2011. Any future significant changes in ownership of the Company may limit the annual utilization of the tax net operating loss carryforwards.

NOTE 8 - CAPITAL STOCK

            Common stock

            Common stock has one vote per share for the election of directors. All other matters are submitted to a vote of stockholders. Shares of common stock do not have cumulative voting, preemptive, redemption or conversion rights.

                   IMX PHARMACEUTICALS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (Information as of June 30, 2000 and for the six and three month periods ended June 30, 1999 and 2000 are unaudited)

            At December 31, 1999 and June 30, 2000, the Company had reserved 3,538,216 and 3,538,216 shares of common stock respectively for issuance relating to unexpired options and warrants.

NOTE 9 - STOCK OPTIONS

            On January 21, 1996, the Company adopted a stock option plan with 2,000,000 shares of Common stock reserved for the grant of options to key employees, non-employees, officers and directors of the Company. On September 9, 1998, the Company adopted a stock option plan with 1,200,000 shares of common stock reserved for grant of options to key employees, non-employees, officers and directors of the Company. Options under these plans are exercisable over a period of ten years with various vesting terms. All shares granted are subject to significant restrictions as to disposition by the optionee.

NOTE 9- STOCK OPTIONS (CONT'D)

                   IMX PHARMACEUTICALS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (Information as of June 30, 2000 and for the six and three month periods ended June 30, 1999 and 2000 are unaudited)

            A summary of the Company's stock option activity is as follows:

                                        Year ended                  Six and three months ended
                                    December 31, 1999                      June 30, 2000
                          ------------------------------------   ----------------------------------
                                                     Weighted                              Weighted
                                                     Average                               Average
                                                     Exercise                              Exercise
                                Shares                Price            Shares               Price
---------------------------------------------------------------------------------------------------

Options outstanding,
   beginning of period         1,350,000              $ 2.71         1,485,000              $ 2.46
Granted                          234,500                1.73                 0                  --
Exercised                         (5,000)               1.75                 0                  --
Forfeited/canceled               (94,500)               4.31                 0                  --
---------------------------------------------------------------------------------------------------

Outstanding at end of
  period                       1,485,000              $ 2.46         1,485,000              $ 2.46
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
Exercisable at end of
  period                       1,560,100              $ 2.55         1,560,100              $ 2.55

---------------------------------------------------------------------------------------------------
Weighted average fair
  market  value of
  options granted
  period                                              $ 0.85                                $ 0.85
---------------------------------------------------------------------------------------------------

NOTE 9- STOCK OPTIONS (CONT'D)

                   IMX PHARMACEUTICALS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (Information as of June 30, 2000 and for the six and three month periods ended June 30, 1999 and 2000 are unaudited)

            A summary of the Company's fixed stock options outstanding is as follows:

                                            Weighted
                                             Average
                                            Remaining           Weighted                             Weighted
Range of                     Options       Contractual          Average          Options              Average
Exercise Price             Outstanding    Life in Years      Exercise Price      Exercisable      Exercise Price
------------------------------------------------------------------------------------------------------------------
December 31, 1999
------------------------------------------------------------------------------------------------------------------
    $0.75 - 0.99                20,000             9.75              $ 0.75            20,000              $ 0.75
    $1.00 - 3.00             1,175,500             7.24                1.64         1,021,750                1.62
     3.87 - 4.00               270,000             7.99                4.00           270,000                4.00
     4.78 - 6.50               256,475             7.56                5.03           248,350                4.97
------------------------------------------------------------------------------------------------------------------

    $0.75 - 6.50             1,721,975             7.43                2.49         1,560,100                2.55
------------------------------------------------------------------------------------------------------------------

June 30, 2000
------------------------------------------------------------------------------------------------------------------
    $0.75 - 0.99                20,000             9.50              $ 0.75            20,000              $ 0.75
    $1.00 - 3.00             1,175,500             6.89                1.64         1,021,750                1.62
     3.87 - 4.00               270,000             7.92                4.00           270,000                4.00
     4.78 - 6.50               256,475             8.12                5.03           248,350                4.97
------------------------------------------------------------------------------------------------------------------

    $0.75 - 6.50             1,721,975             7.27                2.49         1,560,100                2.55
------------------------------------------------------------------------------------------------------------------

            SFAS No. 123, "Accounting for Stock-Based Compensation", requires the Company to provide pro forma information regarding net income
            (loss) and income (loss) per share as if compensation cost for the Company's employee stock option plans had been determined in accordance with the fair value based method prescribed in SFAS No.
            123. The Company estimates the fair value of each option at the grant date by using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 1999 and 2000, expected volatility ranging from 45% to 46%; risk-free interest rates ranging from 4.35% to 6% and expected lives ranging from 2 to 10 years.

NOTE 9 - STOCK OPTIONS (CONT'D)

                   IMX PHARMACEUTICALS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (Information as of June 30, 2000 and for the six and three month periods ended June 30, 1999 and 2000 are unaudited)

            Under the accounting provisions of SFAS 123, the Company's net income (loss) and income (loss) per share would have changed to the pro forma amounts indicated below:

                                                    Six Months      Six Months
                                                  Ended June 30,  Ended June 30,
                                                  --------------  --------------
                                                       1999            2000
                                                  --------------  --------------

Net income (loss) applicable to
  common stockholders
    As reported                                   $   1,950,929   $    (798,536)
   Pro forma                                      $   1,748,000   $  (1,068,569)
Income (loss) per share - basic
    As reported                                   $        0.36   $       (0.14)
   Pro forma                                      $        0.32   $       (0.18)
Income (loss) per share - diluted
    As reported                                   $        0.34   $       (0.13)
   Pro forma                                      $        0.31   $       (0.17)

            Three executives officers of IMX Pharmaceuticals, Inc. received a total of 24,000 options to purchase shares of common stock of Medicis Corporation. The options were granted in connection with the formation of The Exorex Company LLC. The options vest over a five-year period; twenty percent becoming vested each year. The original purchase price was $24.67. Twenty percent has been exercised. The remainder of the options are held by the officers for the benefit of IMX Pharmaceuticals, Inc.

NOTE 10 - STOCK WARRANTS

                   IMX PHARMACEUTICALS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (Information as of June 30, 2000 and for the six and three month periods ended June 30, 1999 and 2000 are unaudited)

            In connection with a 1996 private placement offering of common stock, the Company issued 580,000 warrants, each redeemable for one share of common stock, at any time during a period of three years, commencing on July 9, 1996 for $5.00 per share. The warrants may be redeemed by the Company with 30 days prior notice at a price of ten cents per warrant at any time during the warrant exercise period, under certain conditions (as defined). During July 1999, the Company extended the exercise period one year to July 9, 2000.

            In addition, 58,000 warrants, each to purchase one share of common stock for $3.00 per share, and exercisable for the three year period ending July 9, 1999, were issued to placement agents in connection with the 1996 Private Placement. During July 1997, in connection with a financial advisory agreement with the placement agents, the exercise price of the 58,000 warrants was reduced to $2.50 per share, and the exercise period was extended to February 9, 2001. The Company recorded approximately $71,000 as deferred consulting expense for the estimated fair value of warrants which are being amortized over the two year term of the agreement.

            On March 31, 1999, in connection with the Company's 1997 Private Placement of convertible preferred stock (Note 13), 88,160 (76,750 original shares, plus 11,410 shares issued in lieu of cash as preferred stock dividends) shares outstanding at March 31, 1999 were converted into ten shares of common stock and warrants to purchase ten shares of common stock at any time during the period ending July 2002 for $6.50 per share. As of December 31, 1999 no warrants to purchase common stock have been exercised.

            In addition to warrants issued to investors in the February, 1997 Private Placement, warrants to purchase 7,586.25 shares of Convertible Preferred Stock were issued to placement and selling agents with an exercise price of $30 per share, and are exercisable for the five year period ending July, 2002. Each share of preferred stock is convertible into 10 shares of common stock at $3.50 per share and 10 warrants, each warrant to purchase one share of common stock at $6.50 per share. Prior to the March 31, 1999 conversion, no warrants to purchase preferred stock had been exercised.

                   IMX PHARMACEUTICALS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (Information as of June 30, 2000 and for the six and three month periods ended June 30, 1999 and 2000 are unaudited)

NOTE 10 - STOCK WARRANTS (CONT'D)

            During July, 1997, in connection with an agreement with a financial advisor, the Company issued warrants to purchase 50,000 shares of common stock at $4.75 per share, exercisable prior to July 2002. The Company recorded approximately $67,000 as deferred consulting expense for the estimated fair value of the warrants, which is being amortized over the two year term of the agreement.

            In connection with notes payable issued during 1997 (Note 12), as of December 31, 1998, warrants to purchase 85,120 shares of common stock have been issued. Also, in connection with February, 1998 closing of the October, 1997 Private Placement, warrants to purchase 20,180 shares of common stock were issued to placement and selling agents. Each of the warrants mentioned above has an exercise price of $3.50 per share, and expires five years from the date of issuance. As of December 31, 1998 and 1999, no warrants have been exercised.

            The aggregate number of common shares reserved for issuance upon the exercise of warrants is 1,816,241 as of December 31, 1999. The expiration date and exercise prices of the outstanding warrants are as follows:

                      Outstanding   Expiration     Exercise
                         Warrants      Date         Price
                      -----------   ----------   -----------

                          580,000      2000      $     5.00

                           58,000      2001            2.50

                        1,007,463      2002       3.00-6.50

                          170,778      2003            3.50

                   IMX PHARMACEUTICALS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (Information as of June 30, 2000 and for the six and three month periods ended June 30, 1999 and 2000 are unaudited)

NOTE 11 - NET INCOME (LOSS) PER COMMON SHARE

            The following table sets forth the computation of basic and diluted net loss per common share:

                                                 Six months ended     Six months ended      Three months ended   Three months ended
                                                   June 30, 1999        June 30, 2000         June 30, 1999        June 30, 2000
                                                 ----------------     ----------------      ------------------   ------------------

Numerator:
Numerator for basic and diluted
  Loss per share available
    to common stockholders                          $ 1,950,929          $(1,206,347)          $ 2,546,823          $  (769,120)
                                                    -----------          -----------           -----------          -----------

Denominator:
  Denominator for basic loss per
    share-weighted-average shares                     5,430,340            5,811,252             5,884,951            5,811,252
  Effect of dilutive securities:
    Common stock options                                288,244              330,748               288,244              330,748
                                                    -----------          -----------           -----------          -----------


  Denominator for diluted loss per
    share-adjusted weighted average
    shares and assumed conversions                    5,718,584            6,142,000             6,173,195            6,142,000
                                                    -----------          -----------           -----------          -----------

Basic net loss per common share                     $      0.36          $     (0.21)          $      0.43          $     (0.13)
                                                    -----------          -----------           -----------          -----------

Diluted net loss per common share                   $      0.34          $     (0.20)          $      0.41          $     (0.13)
                                                    -----------          -----------           -----------          -----------

                   IMX PHARMACEUTICALS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (Information as of June 30, 2000 and for the six and three month periods ended June 30, 1999 and 2000 are unaudited)

NOTE 11 - NET INCOME (LOSS) PER COMMON SHARE (CONT'D)

            Net loss per common share is calculated by dividing the net loss by the weighted-average shares of common stock and common stock equivalents outstanding during the period. Excluded from the computation of net loss per common share - diluted at June 30, 1999 and 2000, were outstanding options of 859,475 and1,679,475, and warrants to purchase 1,816,241 and 1,816,241 shares of common stock respectively, at exercise prices ranging from $2.50 to $6.50, because to do so would be anti-dilutive.

NOTE 12 - RELATED PARTY TRANSACTIONS

            During 1999, the Company made advances to a company affiliated to the President. The balance due the Company at December 31, 1999 and June 30, 2000 totaled $31,153 and $30,125 respectively. These advances, together with interest at the rate of ten (10%) percent, is due and payable prior to December 31, 2000.

NOTE 13 - COMMITMENTS AND CONTINGENCIES

            The Company leases its facilities and certain equipment under non-cancelable operating leases. The Company has a sublease agreement for certain facilities and equipment. The future minimum rental payments required under these operating leases that have initial or remaining non-cancelable lease terms in excess of one year, and the future minimum rental receipts required under non-cancelable sub-leases of December 31, 1999 are approximately as follows:

                                                Future
                                               Minimum
                                                Rental
                              Year            Payments
                              ----            --------

                              2000            $128,000
                              2001              54,000
                              2002              36,000
                              2003              19,000

                   IMX PHARMACEUTICALS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (Information as of June 30, 2000 and for the six and three month periods ended June 30, 1999 and 2000 are unaudited)

NOTE 13 - COMMITMENTS AND CONTINGENCIES (CONT'D)

            Total rent expense for all non-cancelable operating leases having a term of more than one year was approximately $15,000 and $5,000 for the six month periods ended June 30, 1999 and 2000, respectively.

            On July 1, 1998, the Company entered into an employment agreement for a period of three years with William Forster, the Company's Chairman of the Board, President and Chief Executive Officer. Mr. Forster is entitled to receive an annual salary of $225,000 and a bonus based on a percentage of the Company's sales (as defined).

            Effective July 1, and August 1, 1998, the Company entered into employment agreements with two officers for annual salaries totaling approximately $205,000, plus discretionary bonuses, and bonuses upon the sale of the Company's interest in the LLC (as defined). The term of each agreement is three years.

            The Company has entered into a series of product development agreements with a consultant that provide for compensation to the consultant in the form of cash, options to purchase shares of the Company's common stock which vest as products are developed, royalties based upon net sales of products, a royalty based upon the sale of the rights to the products developed, and an interest in any patents granted on products developed by the consultant to the Company.

            In November 1999, Bioglan Pharma PLC and Bioglan Pharma, Inc. (collectively, "Bioglan") commenced an arbitration action against the Company, Medicis and the LLC, in which Bioglan claims damages for breach of various contractual obligations arising out of the sale of the LLC and the Exorex product line to Bioglan.

            Specifically, Bioglan claims that Medicis, the LLC and the Company breached an Asset Purchase Agreement by transferring inventories to Bioglan that had a remaining shelf life less than 12 months and was otherwise unmarketable. The Asset Purchase Agreement specified that Bioglan was to take title to all inventories having a shelf life greater than 12 months, and the Company was to take title to inventories having a shelf life of 12 months or less. The products were warehoused together. Management believes that Medicis, under an interim

                   IMX PHARMACEUTICALS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (Information as of June 30, 2000 and for the six and three month periods ended June 30, 1999 and 2000 are unaudited)

            management agreement with Bioglan, filled Bioglan orders with the Company's inventories. In addition, the Company has filed a counterclaim in the arbitration against Bioglan for damages relating to the conversion of this property.

NOTE 13 - COMMITMENTS AND CONTINGENCIES (CONT'D)

            In the second claim, Bioglan seeks unspecified damages from the Company, Medicis and the LLC because it claims that the inventories that it received had not been properly stored and therefore were unmarketable. Management believes that this claim does not have any merit. since it was never advised by the manufacturer, Meyer-Zall, of any requirement for cold storage for the product. The Company intends to vigorously defend this matter. However, management cannot assess the likelihood of an unfavorable outcome, or the range of potential loss, if any, which might result from this claim.

NOTE 14 - CAPITAL LEASE PAYABLE

            The Company is a lessee under a capital lease of equipment from an unrelated third party. The lease agreement calls for 36 equal monthly payments of $241 with a final fixed purchase price of $1 at the end of the lease. The asset and liability under this capital lease is valued at a fair market value of approximately $8,000. The asset is being depreciated over its estimated useful life of 5 years.

                  Total capital lease payable                     $7,792
                  Less: Current portion                            2,896
                                                                  ------

                  Total capital lease
                    payable - non current                         $4,896
                                                                  ======

NOTE 15 - REFUNDABLE DEPOSIT

            On May 2, 2000 the Company executed a letter of intent with Dri-Kleen, Inc. d/b/a Enviro -Tech International (Enviro-Tech). Pursuant to the letter of intent a refundable deposit of $400,000 has been paid to Enviro-Tech, a multi-level marketing company, for the purchase of it's network sales and marketing division

                   IMX PHARMACEUTICALS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (Information as of June 30, 2000 and for the six and three month periods ended June 30, 1999 and 2000 are unaudited)

            for the United States and Canada for all current products. An additional refundable deposit of $850,000 was paid at the time of signing. The market will be extended worldwide for any new products developed by Enviro-Tech.

NOTE 16 - SUBSEQUENT EVENT

            On July 21, 2000 the Company and Enviro-Tech signed a revised agreement for the sale and purchase of assets. The revised agreement provides that, in addition to purchasing the Distribution Network, the Company will acquire all of Enviro-Tech's inventory of Dri-Wash n' Guard, nutritional supplement products and its 45,000 square foot factory, warehouse, and distribution center in Elbow Lake Minnesota. The consideration for the purchase was changed to $1,900,000 in cash (the balance of which was paid upon execution of the revised agreement), 2,500,000 shares of the Company's common stock, a ninety-day interest-free note and assumption of almost $1,000,000 in various Enviro-Tech debts. In addition the Company and Enviro-Tech signed a long-term supply agreement with respect to the Dri-Wash n' Guard line of waterless car and home cleaning products. The Company took control of the assets on July 24, 2000.

            The proposed transaction is subject to approval by the Board of Directors of each company and the execution of a definitive agreement.

            The Company assumed responsibility for (i) all payments to the first and second mortgage holders of the Las Vegas property owned by Enviro-Tech which is pending foreclosure and (ii) all operating expenses of the Las Vegas property. The Company's responsibility for items (i) and (ii), collectively, the "Las Vegas Expenses" commences at the closing date and terminates after four months or until the Company has expended $100,000, whichever occurs first. The Company will be reimbursed for all amounts paid for the Las Vegas Expenses from the proceeds of the Sale of the Las Vegas property after all the obligations of the first and second trust deed notes are satisfied.

            During the first five contract years, (the Royalty period) The Company has agreed to pay a royalty to Enviro-Tech equal to 20% of the purchase price paid for the formulae (the Royalty fee). The minimum guaranteed Royalty Fee (the Guaranteed Royalty Fee) for the first contact year is $286,000 and $300,000 for the succeeding four contract years. The Guaranteed Royalty Fee is due in monthly installments of no less that $20,000 and the minimum quarterly royalty fee is $61,000 for the first quarter and $75,000 for each following quarter.

                   IMX PHARMACEUTICALS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (Information as of June 30, 2000 and for the six and three month periods ended June 30, 1999 and 2000 are unaudited)

            Interest on any monthly or quarterly royalty fee deficiency will accrue interest at an annualized rate of 12%

NOTE 16 - SUBSEQUENT EVENT

            Upon notification of a royalty fee payment delinquency the Company will have forty-five days to make payment. Should the Company fail to cure the delinquency within the forty-five day period, Enviro-Tech may at its sole discretion terminate the Company's right to exclusively distribute Enviro-Tech products in North America and the Caribbean Islands.

NOTE 17 - CASH BALANCES

            The Company maintains its cash balances at various financial institutions. The balances at these institutions are insured by the Federal Deposit Insurance Corporation up to $100, 000 per account. Uninsured balances as of December 31, 1999 and June 30, 2000 were approximately $160,200 and $0 respectively.

NOTE 18 - GOODWILL

            Goodwill is the total acquisition cost of Select Benefits Corporation (see Note 1, page 7).

NOTE 19 - OTHER RECEIVABLES

            Other receivables are as follows:

           Due from Pure Distributors' Inc.
              d/b/a Envion International-Note 1               $15,444
           Due from Select Benefits Corporation - Note 1          554
           Other                                                  443
                                                              -------

                                                              $16,441
                                                              =======

                   IMX PHARMACEUTICALS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (Information as of June 30, 2000 and for the six and three month periods ended June 30, 1999 and 2000 are unaudited)

NOTE 20 - NOTES PAYABLE

     Notes payable consist of the following as of June 30, 2000:

     Promissory note payable, Pure Distributors, Inc.
     d/b/a Envion International, payable in 24 monthly
     installments of $31,250 principal only                        $750,000

     Non-recourse note payable, Select Benefits, Inc.
     Monthly installments equal to 15% of sales from a select
     group of clients that  pre-exisited the acquisition date
     (Note 1, page 7) The note paydown is estimated
     at $60,000 per year                                            188,504
                                                                   --------

     Total notes payable                                           $938,504

     Less: current portion                                          435,000
                                                                   --------

      Non-current portion                                          $503,504
                                                                   ========

                    ETI INTERNATIONAL, INC. AND SUBSIDIARIES

                          CONSOLIDATED FINANCIAL REPORT

                                  JUNE 30, 2000

                                    CONTENTS

            --------------------------------------------------------
            INDEPENDENT AUDITOR'S REPORT                          1
            --------------------------------------------------------

            FINANCIAL STATEMENTS

              Consolidated balance sheets                         2

              Consolidated statements of operations               3

              Consolidated statements of stockholders' equity
                   (deficit)                                      4

              Consolidated statements of cash flows               5

              Notes to the consolidated financial statements   6-22
            --------------------------------------------------------

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
ETI International, Inc. and Subsidiaries
Las Vegas, Nevada

We have audited the accompanying consolidated balance sheets of ETI International, Inc. and Subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the three year period ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinions.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ETI International, Inc. and Subsidiaries as of December 31, 1999 and 1998 and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements are prepared assuming the Company will continue as a going concern. The Company has incurred losses from operations and net losses for each of the three years ended December 31, 1999, and as of December 31, 1999, its current liabilities exceed its current assets by $5,173,333 and its total liabilities exceed its total assets by $1,744,057. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in
Note 2.

McGLADREY & PULLEN, LLP

Las Vegas, Nevada
February 8, 2000, except for Note 2, paragraph (A) in Note 8 and the first paragraph of Note 15, as to which the date is May 22, 2000, paragraph (D) in
  Note 8 and the last paragraph of Note 15 as to which the date is July 17, 2000 and the third and fourth paragraphs of Note 2 as to which the date is July 31, 2000

ETI INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
June 30, 2000 (Unaudited), December 31, 1999 and 1998

                                                                                  June 30,                   December 31,
ASSETS (Note 8)                                                                    2000                1999                 1998
------------------------------------------------------------------------------------------------------------------------------------
                                                                                (Unaudited)
Current assets
 Cash and cash equivalents                                                      $   171,067         $   128,219         $   266,915
 Accounts receivable, less allowance of approximately $21,600,
  $10,000 and $20,000, at June 30, 2000 and December 31, 1999
  and 1998, respectively                                                             93,527              17,165              32,081
 Receivable from related parties (Note 13)                                               --                  --             145,253
 Inventories (Note 5)                                                               663,091           1,159,151           1,332,566
 Prepaid expenses and other assets                                                   39,979              83,084             130,744
 Refundable income taxes                                                                 --                  --              53,175
 Deferred tax assets (Note 11)                                                       45,442              40,000              77,000
                                                                                ---------------------------------------------------
     Total current assets                                                         1,013,106           1,427,619           2,037,734

 Note receivable (Note 4)                                                           134,361             150,228             179,000
 Property, plant and equipment, net (Notes 6 and 16)                              3,245,026           3,319,048           3,571,902
                                                                                ---------------------------------------------------
     Total assets                                                               $ 4,392,493         $ 4,896,895         $ 5,788,636
                                                                                ===================================================

LIABILITIES AND STOCKHOLDERS' DEFICIT
------------------------------------------------------------------------------------------------------------------------------------

Current liabilities
 Lines of credit and notes payable (Notes 2 and 8)                              $ 2,805,915         $ 3,178,728         $ 2,050,786
 Accounts payable                                                                 1,804,389           2,139,072           1,795,124
 Taxes payable (Note 11)                                                             50,397              60,179                  --
 Accrued expenses (Note 7)                                                          686,206             859,522           1,029,059
 Advance on purchase price (Note 2)                                               1,250,000                  --                  --
 Payables due to related parties (Note 13)                                               --             234,500             117,000
 Deferred revenue                                                                        --             128,951             567,088
                                                                                ---------------------------------------------------
     Total current liabilities                                                    6,596,907           6,600,952           5,559,057

Deferred tax liabilities (Note 11)                                                   40,000              40,000              52,000
Note payable - major stockholder (Note 13)                                               --                  --             234,500
                                                                                ---------------------------------------------------
     Total liabilities                                                            6,636,907           6,640,952           5,845,557
                                                                                ---------------------------------------------------

Commitments and Contingencies (Notes 2, 9, 10, 12, 14, 15 and 16)

Stockholders' deficit (Notes 2, 3 and 12)
 Common stock, $.001 par value; authorized: 50,000,000 shares;
  issued and outstanding: 13,319,820 shares in 2000, 10,440,820
  shares in 1999 and 10,409,388 in 1998                                              13,319              10,440              10,409
 Additional paid in capital                                                       2,842,100           1,327,424           1,291,891
 Accumulated deficit                                                             (5,142,250)         (3,087,841)         (1,394,388)
 Accumulated other comprehensive income                                              42,417               5,920              35,167
                                                                                ---------------------------------------------------
     Total stockholders' deficit                                                 (2,244,414)         (1,744,057)            (56,921)
                                                                                ---------------------------------------------------
     Total liabilities and stockholders' deficit                                $ 4,392,493         $ 4,896,895         $ 5,788,636
                                                                                ===================================================

See Notes to Consolidated Financial Statements.

ETI INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Six Months Ended June 30, 2000 and 1999 (Unaudited), Each of the Years in the Three Year Period Ended December 31, 1999

                                                                 June 30,                             December 31,
                                                       ----------------------------    --------------------------------------------
                                                           2000            1999            1999           1998             1997
                                                       ----------------------------    --------------------------------------------
                                                       (Unaudited)     (Unaudited)

Sales at suggested retail                              $  6,686,196    $ 17,657,967    $ 29,876,465    $ 30,332,679    $ 42,960,964
Less distributor allowances                               1,904,605       6,526,829      10,904,779       9,735,212      13,569,054
                                                       ----------------------------------------------------------------------------
     Net sales                                            4,781,591      11,131,138      18,971,686      20,597,467      29,391,910
                                                       ----------------------------------------------------------------------------

Costs and expenses
     Cost of products sold (Note 10)                      1,531,016       3,320,480       5,429,147       5,667,287       9,203,369
     Distributor commissions                              1,604,828       3,598,710       5,882,885       6,885,176      10,117,798
     Selling, general and administrative (Note 9)         3,493,580       4,670,542       8,717,155       8,648,219      10,526,709
     Related party expenses (Note 13)                         6,781          46,225          92,450         421,144         932,673
                                                       ----------------------------------------------------------------------------
                                                          6,636,205      11,635,957      20,121,637      21,621,826      30,780,549
                                                       ----------------------------------------------------------------------------
     Loss from operations                                (1,854,614)       (504,819)     (1,149,951)     (1,024,359)     (1,388,639)

Other income (expense)
     Other income                                             2,270           8,329           1,712         418,230         253,551
     Other expense (Note 16)                                 (3,200)             --        (120,110)         (2,105)        (94,250)
     Interest expense (Note 8)                             (152,976)       (158,219)       (350,060)       (366,427)       (282,096)
     Related party interest expense (Note 13)               (45,889)        (25,022)        (50,044)         (4,457)             --
                                                       ----------------------------------------------------------------------------
Loss before income taxes                                 (2,054,409)       (679,731)     (1,668,453)       (979,118)     (1,511,434)
Income tax expense (benefit) (Note 11)                           --          25,000          25,000          15,000        (449,000)
                                                       ----------------------------------------------------------------------------
     Net loss                                          $ (2,054,409)   $   (704,731)   $ (1,693,453)   $   (994,118)   $ (1,062,434)
                                                       ============================================================================

Basic and dilutive net loss per common share           $      (0.16)   $      (0.07)   $      (0.16)   $      (0.10)   $      (0.12)
                                                       ============================================================================

See Notes to Consolidated Financial Statements.

ETI INTERNATIONAL,  INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

For the Six Months Ended June 30, 2000 and 1999 (Unaudited), Each of the Years in the Three Year Period Ended December 31, 1999

                                                                                                                   Retained
                                                                            Common Stock            Additional     Earnings
                                                     Comprehensive  ----------------------------      Paid in    (Accumulated
                                                         Loss            Shares        Amount         Capital       Deficit)
-------------------------------------------------------------------------------------------------------------------------------

Balance at December 31, 1996                                           2,580,219    $    25,802    $   455,498    $   662,164

Comprehensive loss:
   Net loss                                           $(1,062,434)            --             --             --     (1,062,434)

   Foreign currency translation adjustment                 13,311             --             --             --             --
                                                      -----------
                                                      $(1,049,123)
                                                      ===========
   Repurchase 5,000 common shares for retirement                          (5,000)           (50)       (29,950)            --
                                                                  -------------------------------------------------------------

Balance at December 31, 1997                                           2,575,219         25,752        425,548       (400,270)

   Recapitalization/exchange (Note 3)                                  7,584,169        (15,593)       366,593             --

   Exercise of warrants (Note 3)                                         250,000            250        499,750             --

   Comprehensive loss:
   Net loss                                           $  (994,118)            --             --             --       (994,118)

     Foreign currency translation adjustment               22,459             --             --             --             --
                                                      -------------------------------------------------------------------------
                                                      $  (971,659)
                                                      ===========
Balance at December 31, 1998                                          10,409,388         10,409      1,291,891     (1,394,388)

   Comprehensive loss:
     Net loss                                        $ (1,693,453)            --             --             --     (1,693,453)

     Foreign currency translation adjustment              (29,247)            --             --             --             --
                                                      -----------
                                                      $(1,722,700)
                                                      ===========
   Issuance of stock for compensation                                        16,432             16         35,548             --

   Issuance of stock as gift                                                 15,000             15            (15)            --
                                                                  -------------------------------------------------------------

Balance, December 31, 1999                                            10,440,820         10,440      1,327,424     (3,087,841)

   Comprehensive loss:
   Net loss (Unaudited)                               $(2,054,409)            --             --             --     (2,054,409)

   Foreign currency translation adjustment (Unaudited)      36,497            --             --             --             --
                                                      -----------
                                                      $(2,017,912)
                                                      ===========
   Issuance of stock for compensation (Unaudited)                      1,204,000          1,204        600,796             --

   Issuance of stock as to retire (Unaudited)                          1,675,000          1,675        913,880             --
                                                                  -------------------------------------------------------------

Balance, June 30, 2000 (Unaudited)                                    13,319,820    $    13,319    $ 2,842,100    $(5,142,250)
                                                                  =============================================================

                                                        Accumulated
                                                           Other        Total
                                                       Comprehensive Stockholders'
                                                           Income    Equity(Deficit)
------------------------------------------------------------------------------------

Balance at December 31, 1996                           $      (603)   $ 1,142,861

Comprehensive loss:
   Net loss                                                     --     (1,062,434)

   Foreign currency translation adjustment                  13,311         13,311



   Repurchase 5,000 common shares for retirement                --        (30,000)
                                                    ------------------------------

Balance at December 31, 1997                                12,708         63,738

   Recapitalization/exchange (Note 3)                           --        351,000

   Exercise of warrants (Note 3)                                --        500,000

   Comprehensive loss:
     Net loss                                                   --       (994,118)

     Foreign currency translation adjustment                22,459         22,459
                                                    ------------------------------


Balance at December 31, 1998                                35,167        (56,921)

   Comprehensive loss:
     Net loss                                                   --     (1,693,453)

     Foreign currency translation adjustment                29,247)       (29,247)



   Issuance of stock for compensation                           --         35,564

   Issuance of stock as gift                                    --             --
                                                    ------------------------------

Balance, December 31, 1999                                   5,920     (1,744,057)

   Comprehensive loss:
     Net loss (Unaudited)                                       --     (2,054,409)

     Foreign currency translation adjustment (Unaudited)    36,497         36,497



   Issuance of stock for compensation (Unaudited)               --        602,000

   Issuance of stock as to retire (Unaudited)                   --        915,555
                                                    ------------------------------

Balance, June 30, 2000 (Unaudited)                     $    42,417    $(2,244,414)
                                                    ==============================

See Notes to Consolidated Financial Statements.

ETI INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30, 2000 and 1999 (Unaudited), Each of the Years in the Three Year Period Ended December 31, 1999

                                                                     June 30,                            December 31,
                                                             -------------------------    ------------------------------------------
                                                                 2000          1999          1999            1998           1997
------------------------------------------------------------------------------------------------------------------------------------
                                                              (Unaudited)   (Unaudited)
Cash Flows from Operating Activities
 Net loss                                                    $(2,054,409)  $  (704,731)   $(1,693,453)   $  (994,118)   $(1,062,434)
 Adjustments to reconcile net loss to net cash provided
  by (used in) operating activities:
  Depreciation                                                    70,822       138,185        271,502        276,077        258,714
  Deferred income taxes (benefit)                                     --        25,000         25,000         16,000        (43,000)
  Gain on sale of property, plant and equipment                    3,200            --             --       (363,836)            --
  Loss on plant casualty (Note 16)                                    --            --                            --         89,000
  Provision for doubtful accounts                                 11,600            --             --             --         84,995
  Stock issued for compensation                                  602,000            --         35,564             --             --
  Change in working capital
   (Increase) decrease in accounts and notes receivable          (72,095)      (10,398)        43,688         40,309       (315,826)
   (Increase) decrease in inventories                            496,060        56,216        173,415        (75,822)         3,920
   (Increase) decrease in prepaid expenses and other assets       43,105       (60,130)        47,660        (52,965)       (26,112)
   (Increase) decrease in refundable income taxes                 (5,442)       10,961         53,175        354,514       (407,689)
   Increase (decrease) in accounts payable                      (337,653)      112,714        578,772       (968,138)     1,293,454
   Increase (decrease) in accrued expenses                      (123,718)     (107,534)      (169,537)      (340,205)       429,866
   Increase (decrase) in taxes payable                            (9,782)           --         60,179             --       (307,106)
   Increase (decrease) in deferred revenue                      (128,951)     (413,259)      (438,137)       391,458         64,634
                                                             -----------------------------------------------------------------------
     Net cash provided by (used in) operating activities      (1,505,263)     (952,976)    (1,012,172)    (1,716,726)        62,416

Cash Flows from Investing Activities
  Proceeds from sale of property, plant and equipment                 --            --             --      1,599,137             --
  Purchases of property, plant and equipment                          --       (63,556)       (18,648)       (20,383)    (1,035,236)
  Insurance proceeds from plant casualty (Note 16)                    --            --             --             --        816,000
  Payments from related parties                                       --            --        145,253         89,614         20,197
                                                             -----------------------------------------------------------------------
     Net cash provided by (used in) investing activities              --       (63,556)       126,605      1,668,368       (199,039)

Cash Flows from Financing Activities
   Increase (decrease) in accrued expenses                            --            --       (234,824)       116,076       (281,551)
   Increase (decrease) from short term borrowing                      --       (46,426)       (84,558)      (440,970)       815,970
   Proceeds from long-term borrowings                            398,371     1,208,487      1,212,500             --        246,570
   Principal payments on long-term borrowings                   (139,727)      (69,690)            --       (350,069)      (551,796)
   Advances and loans from related parties, net                    2,970      (117,000)      (117,000)       163,107        (27,003)
   Proceeds from advance on sale of assets (Note 2)            1,250,000            --             --             --             --
   Proceeds from stock subscription receivable (Note 3)               --                           --        100,000             --
   Proceeds from exercise of warrants (Note 3)                        --                           --        500,000
   Purchase and retirement of treasury stock                          --            --             --        (49,000)       (30,000)
                                                             -----------------------------------------------------------------------
     Net cash provided by financing activities                 1,511,614       975,371        776,118         39,144        172,190
Effect of exchange rate changes on cash and cash equivalents      36,497         1,799        (29,247)        22,459         13,311
                                                             -----------------------------------------------------------------------
Increase (decrease) in cash and cash equivalents                  42,848       (39,362)      (138,696)        13,245         48,878
Cash and cash equivalents at beginning of period                 128,219       266,915        266,915        253,670        204,792
                                                             -----------------------------------------------------------------------
Cash and cash equivalents at end of period                   $   171,067   $   227,553    $   128,219    $   266,915    $   253,670
                                                             =======================================================================

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest                                       $   139,807   $   158,219    $   261,969    $   344,104    $   283,839
                                                             =======================================================================
Income taxes paid (received)                                 $        --   $        --    $        --    $  (354,514)   $   307,628
                                                             =======================================================================

Supplemental Schedule of Noncash Investing and Financing
   Activities
Exchange of stock subscription receivable for
short term borrowings (Note 3)                               $        --   $        --    $        --    $   300,000    $        --
                                                             =======================================================================

See Notes to Consolidated Financial Statements.

                    ETI INTERNATIONAL, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                  DECEMBER 31, 1999, 1998 and 1997 INFORMATION
                 RELATING TO JUNE 30, 2000 and 1999 is UNAUDITED

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of business

ETI International, Inc., (ETI or Company) was organized under the laws of the State of Nevada on November 20, 1995. ETI had substantially no operations prior to its exchange, on February 28, 1998, with Dri-Kleen, Inc., dba Enviro-Tech International, (DKI), which was organized under the laws of the State of Nevada on March 8, 1991 and is a network marketing company involved in the packaging and distribution of premium waterless cleaning, personal care, and nutritional products. These products are sold by the Company and its subsidiaries to a sales force of independent distributors and licensees who, in turn, sell products directly to consumers. The Company and its subsidiaries' business is comprised of one industry segment, network marketing, which is conducted throughout the United States, Canada, United Kingdom, Japan, Malaysia, Sweden, Poland, and Finland. Segment information is not presented since all of the Company's revenue is attributable to a single reportable segment.

A summary of the Company's significant accounting policies follows:

Interim financial information

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for the interim financial information and with Article 10 of the Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In management's opinion, the accompanying consolidated financial statements reflect all material adjustments (consisting only of normal recurring accruals) necessary for a fair statement of the results for the interim periods presented. The results for the interim periods are not necessarily indicative of the results which will be reported for the entire year.

Basis of presentation

On February 28, 1998, the Company acquired all of the stock of DKI in an exchange (the Exchange) of the stock owned by DKI stockholders for newly issued stock of the Company, representing 88% of the Company's outstanding stock after the Exchange. For financial accounting and reporting purposes, the Exchange was accounted for as a capital contribution of the net assets in the Company of $351,000 to the historical statements of DKI. As a result, the historical financial information presented is DKI's and not the Company's. The operating results of the Company are included with those of DKI's after February 28, 1998. See Note 3 for further discussion of the Exchange.

                    ETI INTERNATIONAL, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                  DECEMBER 31, 1999, 1998 and 1997 INFORMATION
                 RELATING TO JUNE 30, 2000 and 1999 is UNAUDITED

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates in the Preparation of Financial Statements

The preparation of these financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates include reserves for product returns, obsolete inventory, doubtful accounts, and income taxes. Accordingly, actual results could differ from these estimates.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries DKI, ETI-UK and ETI-Canada. All significant intercompany accounts and transactions have been eliminated.

Reclassification

Certain 1998 balances have been reclassified to correspond to the balance sheet and statement of cash flows classifications adopted for 1999. These reclassifications have no effect on previously reported net loss or stockholders' deficit.

Cash Equivalents

The Company considers demand deposits and short-term investments purchased with a maturity of three months or less to be cash equivalents. The Company maintains cash balances that occasionally exceed federally insured limits. The Company has experienced no losses in such accounts.

Revenue Recognition and Distributor Commissions

The Company records its retail sales based on suggested retail prices. The net sales price is the suggested retail price less distributor discounts of 24 percent to 46 percent of such suggested retail prices. The Company generally receives its net sales price in cash accompanying orders from independent distributors and makes related commission payments to distributors in the following month. Sales revenue and cost of sales are recorded when the products are shipped. Deferred revenue represents prepayments on products that the Company has not shipped.

The Company records distributor commissions when products are shipped and sales are recorded. Generally, distributor commissions are calculated as a percentage of the retail sales price that is based on the level of the distributor. In addition, the Company makes discretionary commission payments. Included in selling, general and administrative expenses in the accompanying consolidated statements of operations are $0, $0 and $1,253,000 in discretionary commissions for the years ended December 31, 1999, 1998 and 1997, respectively.

                    ETI INTERNATIONAL, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                  DECEMBER 31, 1999, 1998 and 1997 INFORMATION
                 RELATING TO JUNE 30, 2000 and 1999 is UNAUDITED

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Expenditures for renovations and betterments that extend the useful life of existing equipment are capitalized; expenditures for maintenance and repairs are charged to expense when incurred. Buildings are depreciated using the straight-line method over 39 years. Depreciation of furniture, fixtures, and equipment is computed using the straight-line method over the estimated useful lives of the related assets, which range from five to seven years.

Inventories

Inventories are stated at the lower of cost or market. Inventory cost is determined by the average cost method and all costs incurred to prepare the product for sale are included in the cost of inventory.

Foreign Currency Translation

The foreign subsidiaries' asset and liability accounts, which are originally recorded in the appropriate local currency, are translated into United States dollar amounts at the year-end exchange rates. Revenue and expense accounts are translated at the average rates for the year. Transaction gains and losses, the amounts of which are immaterial, are included in selling, general and administrative expenses. Foreign exchange translation adjustments are recorded as a component of other comprehensive income (loss).

Advertising

Costs of sales aids and promotional materials are capitalized as inventories. These items are sold to distributors and are charged to costs of sales when sold. All other advertising and promotional costs are expensed when incurred. Other advertising costs were $120,585, $150,478 and $398,072 for the years ended December 31, 1999, 1998 and 1997, respectively.

Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. The Company's temporary differences relate primarily to property and equipment, allowance for doubtful accounts and deferred compensation accruals. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                    ETI INTERNATIONAL, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                  DECEMBER 31, 1999, 1998 and 1997 INFORMATION
                 RELATING TO JUNE 30, 2000 and 1999 is UNAUDITED

NOTE 1 - NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Long-Lived Assets

The Company has adopted Statement of Financial Accounting Standards No. 121 (SFAS 121), Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, that requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS 121 also addresses the impairment of long-lived assets that are expected to be disposed of. The Company has determined that no such impairment losses exist as of December 31, 1999 and 1998, respectively.

Basic and Dilutive Net Loss Per Common Share

The Company adopted Statement of Financial Accounting Standards No. 128 (SFAS
128), Earnings per Share. SFAS 128 establishes standards for computing and presenting earnings per share and replaces primary earnings per share with a presentation of basic and dilutive earnings per share. Basic earnings per share are based upon the weighted average number of common shares outstanding for the period. Dilutive earnings per share are based upon the weighted average number of common and potentially dilutive common shares outstanding for the period. Weighted average shares outstanding for the six months ended June 30, 2000 and 1999 (unaudited) and the years ended December 31, 1999 and 1998 were 12,839,987, 10,427,666, 10,434,243 and 10,384,388, respectively.

Fair Value of Financial Instruments

The carrying amounts of financial instruments including cash and cash equivalents, accounts receivable, receivable from related parties, short-term borrowings, payables due to related parties and accounts payable approximate their fair values because of their short maturities.

The carrying amounts of note receivable, long-term debt and note payable - major stockholder approximate their fair values because the interest rates on these instruments are at market rates.

Current Accounting Developments

In June 1999, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133 (SFAS 133), Accounting for Derivative Instruments and Hedging Activities. The Company will first be required to apply SFAS 133 in the first quarter of 2000. SFAS 133 in general requires that entities recognize all derivative financial instruments as assets or liabilities, measured at fair value, and include in earnings the changes in fair value of such assets and liabilities. SFAS 133 also provides that changes in the fair value of assets or liabilities being hedged with recognized derivative instruments be recognized and included in earnings. The Company does not utilize derivative instruments, either for hedging or other purposes, and therefore anticipates that the adoption of the requirements of SFAS 133 will not have a material effect on its consolidated financial statements.

                    ETI INTERNATIONAL, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                  DECEMBER 31, 1999, 1998 and 1997 INFORMATION
                 RELATING TO JUNE 30, 2000 and 1999 is UNAUDITED

NOTE 2 - GOING CONCERN AND SUBSEQUENT CORPORATE REORGANIZATION

The Company has incurred operating losses and net losses for each of the three years ended December 31, 1999, and at December 31, 1999, the Company's current liabilities exceed its current assets by $5,173,333, and its total liabilities exceed its total assets by $1,744,057. The Company has continued to incur losses subsequent to December 31, 1999. These matters raise substantial doubt about the ability of the Company to continue as a going concern. The Company's continuance will be dependent on the ability to restructure its operations to achieve profitability in the near term, and its ability to raise sufficient debt or equity capital to fund continuing operations until such restructuring is completed.

Both prior to and subsequent to December 31, 1999, management has taken steps to spin off its marketing and fulfillment divisions in an effort to make them independent and allow the Company increased options in the restructuring of operations. Management's initial plan was to separate the Company's assets through a new entity, Enviro-Tech.Com PLC (PLC), a United Kingdom (UK) company incorporated on January 12, 2000, for the purpose of completing a public offering in the UK. The Board approved and received approximately $400,000 as a bridge loan during the planning phase of the proposed UK offering (see Note 8). The loan was signed on January 17, 2000, was due three months from the date of the advance or three months from the date of listing. The loan accrued interest at 8% and was secured by real property. The proposed offering was terminated by DKI; the loan has not been repaid and a lien was filed against the Company, but no formal foreclosure proceedings have commenced. Management is in discussions for future fund raising with the individual who funded the bridge loan subsequent to the IMX Pharmaceuticals, Inc. (IMX) sale discussed below. However, there can be no assurance any such fund raising will be successful.

On May 17, 2000, ETI and DKI entered into an agreement for the sale and purchase of certain assets with IMX. If consummated, the agreement called for IMX to purchase the marketing division as well as all the assets related to supporting the network marketing activities (i.e. patents, software, collateral marketing material), estimated at approximately $250,000 at December 31, 1999, for $2.4 million cash and 2 million shares of IMX stock, $.001 par value per share. The 2 million shares would be registered as follows: the lesser of 25% of the number of shares registered by IMX or 500,000; up to 1,000,000 shares after one year; and up to 1,000,000 shares after two years. Per the agreement, IMX would continue to operate the marketing division under the name of Enviro-Tech International. As part of the agreement, the Company would enter into a sales and supply agreement with IMX. On July 18, 2000, ETI, DKI and IMX entered into a revised agreement for the sale and purchase of assets which rescinds and replaces the May 17, 2000 agreement. Under this revised agreement, IMX will buy substantially all the assets of ETI and DKI, with the exception of the Las Vegas, Nevada distribution facility, with a net book value of approximately $2,200,000 at December 31, 1999. In addition, IMX will assume the bank debt associated with the Elbow Lake, Minnesota manufacturing facility and all outstanding amounts due to ETI's primary supplier. The purchase price is $1,900,000 in cash, of which $1,250,000 had been advanced as of the date of the agreement and $650,000 will be paid at closing. In addition, ETI and DKI will receive 2,500,000 shares of IMX common stock, of which 500,000 shares are being held in escrow until ETI and DKI satisfy certain existing delinquent federal and state tax obligations. ETI and DKI will have certain registration rights which allow them to require registration whenever IMX registers additional shares in the future. IMX will also purchase on hand inventory for approximately $600,000 in a non-interest bearing note to be paid no later than 90 days from the closing date. IMX will receive a credit toward payments of $84,000 at the rate of $28,000 per month.

                    ETI INTERNATIONAL, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                  DECEMBER 31, 1999, 1998 and 1997 INFORMATION
                 RELATING TO JUNE 30, 2000 and 1999 is UNAUDITED

NOTE 2 - GOING CONCERN AND SUBSEQUENT CORPORATE REORGANIZATION (continued)

In association with this agreement, ETI, DKI and IMX have also entered into a ten year revised supply agreement, with a ten year automatic extension unless either party is in default. Under this agreement, IMX will purchase certain proprietary product through DKI and pay a 20% royalty on the cost to DKI for a five-year period. Minimum annual royalties under this agreement are $300,000, representing approximately 5,000 gallons of product a month. Both revised agreements contain non-competition clauses whereby IMX has agreed to market its products only in North America (including the Caribbean Islands) and ETI and DKI have agreed to only market their products outside of North America, or to governmental units in or out of North America. For such sales, ETI and DKI will purchase product from IMX at IMX's cost plus shipping and handling and 15% for purchases of five gallons or more and 25% for purchases of less than five gallons.

In addition to the reorganization of the Company, management is in the process of implementing other restructuring and cost reductions, including significant reductions in corporate overhead and consolidation of distribution facilities, in order to match operating costs with future expected revenue as contemplated given the pending IMX transaction.

Subsequent to December 31, 2000, as part of the Company's efforts to contain cost, approximately $915,500 of debt owed to various parties was converted to 1,675,000 shares of ETI common stock. Management expects the reorganization of its assets and operations and the planned cost reductions, coupled with the funds being raised, will allow the Company to focus its efforts on internal profit improvement. However, there can be no assurance that such restructuring and cost reductions will be sufficient.

NOTE 3 - EXCHANGE

On February 28, 1998, DKI was merged into a subsidiary of International Health Alliance Corporation (IHA) with DKI being the surviving entity (the Exchange). All outstanding common shares of DKI (2,567,052) were exchanged for 9,000,000 newly issued shares of IHA, representing 88% of the outstanding common stock of IHA subsequent to the Exchange. Concurrent with the Exchange, IHA changed its name to ETI International, Inc. (ETI). For financial reporting and accounting purposes, the Exchange was recorded as a reverse acquisition, with DKI as the accounting acquirer.

Because DKI is the accounting acquirer, the assets and liabilities of DKI are unchanged as a result of the Exchange. Accordingly, the historical financial information presented is DKI's as previously reported and not the Company's. The operating results of the Company are included with DKI after February 28, 1998, the date of the Exchange. Neither the Company nor IHA had operations prior to the acquisition of DKI. IHA's only assets prior to the Exchange were cash and a stock subscription receivable from one of its promoters totaling $400,000, and it had no liabilities. The Company received $100,000 of payments on the stock subscription receivable. The remaining $300,000 balance was subsequently offset against short-term borrowings of $300,000 from the same party. At the date of the Exchange, IHA had approximately 292,000 of warrants outstanding to purchase common stock of IHA at $2 per share, of which 250,000 were exercised shortly following the Exchange and the remainder expired subsequent to the Exchange. This merger with a public shell is not a business combination for reporting purposes.

                    ETI INTERNATIONAL, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                  DECEMBER 31, 1999, 1998 and 1997 INFORMATION
                 RELATING TO JUNE 30, 2000 and 1999 is UNAUDITED

NOTE 4 - NOTE RECEIVABLE

Note receivable at June 30, 2000, and December 31, 1999 and 1998 consists of an unsecured installment note receivable from a distributor who pays the Company principal monthly based on 35% of commissions earned, bearing interest at 10.5%. As of June 30, 2000 (unaudited), December 31, 1999 and 1998, the principal balance outstanding is $134,361, $150,228 and $179,000. The Company anticipates annual principal payments of approximately $40,000 until paid in full; however; because there are no specific payment amounts, the Company has classified the entire balance as long term in the accompanying balance sheet.

NOTE 5 - INVENTORIES

Inventories as of June 30, 2000, December 31, 1999 and 1998 consist of the following:

                                       June 30,             December 31,
                                        2000            1999            1998
                                     ------------------------------------------
                                     (Unaudited)

Packaging materials                  $  296,193      $  550,876      $  573,200
Packaged finished goods                 366,898         297,278         447,138
Sales aids                                   --         310,997         312,228
                                     ------------------------------------------
                                     $  663,091      $1,159,151      $1,332,566
                                     ==========================================

NOTE 6 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment as of June 30, 2000, December 31, 1999 and 1998 consist of the following:

                                        June 30,             December 31,
                                          2000           1999           1998
                                      -----------------------------------------
                                      (Unaudited)

Land                                  $   412,224    $   412,224    $    20,000
Buildings                               2,795,645      2,795,645      3,187,869
Furniture, fixtures, and equipment      1,436,499      1,450,219      1,426,702
                                      -----------------------------------------
                                        4,644,368      4,658,088      4,634,571
Less: accumulated depreciation         (1,399,342)    (1,339,040)    (1,062,669)
                                      -----------------------------------------
                                      $ 3,245,026    $ 3,319,048    $ 3,571,902
                                      =========================================

                    ETI INTERNATIONAL, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                  DECEMBER 31, 1999, 1998 and 1997 INFORMATION
                 RELATING TO JUNE 30, 2000 and 1999 is UNAUDITED

NOTE 7 - ACCRUED EXPENSES

Accrued expenses as of June 30, 2000, December 31, 1999 and 1998 consist of the following:

                                           June 30,         December 31,
                                             2000         1999        1998
                                          ------------------------------------
                                          (Unaudited)

Accrued commissions                       $       --   $  239,379   $  484,032
Accrued salaries and bonuses                  44,870       50,623       78,722
Accrued vacation                              49,054       56,728       51,158
Accrued sales taxes                          351,489      327,427      303,498
Accrued interest                              82,368      137,862       55,686
Other, primarily reimbursable costs
  of PLC in 2000 (see Note 2)                158,425       47,503       55,963
                                          ------------------------------------
                                          $  686,206   $  859,522   $1,029,059
                                          ====================================

                    ETI INTERNATIONAL, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                  DECEMBER 31, 1999, 1998 and 1997 INFORMATION
                 RELATING TO JUNE 30, 2000 and 1999 is UNAUDITED

NOTE 8 - LINES OF CREDIT AND NOTES PAYABLE

Lines of credit and notes payable as of June 30, 2000, December 31, 1999 and 1998 consist of the following:

                                                             June 30,         December 31,
                                                               2000        1999         1998
                                                           ------------------------------------
                                                           (Unaudited)

Notes payable, various, due on demand, interest rates at
8% for two notes and one note requires a payment of
$15,000 at maturity                                        $       --   $  172,500   $   60,000

Note payable to a bank, monthly payments of $10,500 plus
interest at prime plus 2.5% (prime was 8.5% at December
31, 1999), secured by deed of trust on land, building,
and substantially all other assets of the Company, due
and payable September 22, 1999 (A)                            650,000      738,768      798,772

Note payable to a bank, monthly payments of $6,071
including interest at prime plus 2%; secured by deed of
trust on land and building; guaranteed by major
stockholder; due May 2005 (B)                                 588,237      588,237      594,138

Note payable to a bank, monthly payments of $5,924
including interest at 8.22%; secured by deed of trust on
land and building; guaranteed by major stockholder; due
February 2015(B)                                              569,307      579,223      597,876

Line of credit with a bank to borrow up to $600,000,
interest at 6.95% and payable on demand, or if no demand
is made, in one payment of all outstanding principal
plus all accrued unpaid interest on April 14, 2000 (C)        600,000      600,000           --

Line of credit with a bank to borrow up to $500,000,
interest at 6.75% and payable on demand or if no demand
is made in one payment of all outstanding principal plus
all accrued unpaid interest on March 22, 2000 (D)                  --      500,000           --

Note payable to PLC, accruing interest at 8%, secured by
a deed on a building, due three months from the date of
advance or the date stock is listed on the UK Exchange
(Note 2)                                                      398,371           --           --
                                                           ------------------------------------
                                                            2,805,915    3,178,728    2,050,786
Less current maturities                                     2,805,915    3,178,728    2,050,786
                                                           ------------------------------------
                                                           $       --   $       --   $       --
                                                           ====================================

                    ETI INTERNATIONAL, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                  DECEMBER 31, 1999, 1998 and 1997 INFORMATION
                 RELATING TO JUNE 30, 2000 and 1999 is UNAUDITED

NOTE 8 - LINES OF CREDIT AND NOTES PAYABLE (continued)

(A) The loan agreement requires written consent if there is a reorganization, merger, consolidation, or significant change in ownership interests of the Company (see Notes 1 and 3). The Company obtained written waivers of compliance from the bank in 1998; no such activity occurred in 1999.

      The note payable is past due. The Bank has demanded payment and applied an $81,443 certificate of deposit that was held as collateral to the outstanding balance on January 6, 2000. On May 8, 2000, the bank filed a judgment against the Company. Removal of the lien will occur once $50,000 is wired in May, with another $200,000 paid over 120 days; payment of outstanding real estate taxes of $82,045; bank receiving a first secured position in a portion of IMX stock; and balance of the debt to be paid off over two years.

(B) The loan agreements require written consent if there is a reorganization, merger, consolidation, or significant change in ownership interests of the Company (see Notes 1 and 3). The Company was not in compliance with this covenant as of December 31, 1999 and the bank has not specifically waived such violations; therefore, the outstanding debt was classified as current on the December 31, 1999 consolidated balance sheets.

(C) The Company has borrowed the maximum amount on the line of credit. All borrowings on this line of credit are collateralized by a certificate of deposit from First Financial Network, a company owned by the Chairman of the Board and a Director. ETI pays First Financial Network the rate of the difference between 10% and the rate on the certificate. Interest expense at December 31, 1999 includes $27,900 to the related party pursuant to this agreement.

(D) The Company has borrowed the maximum amount on the line of credit. All borrowings on this line of credit are collateralized by a certificate of deposit from a shareholder and Director of the Company. ETI pays the Director interest at the rate of the difference between 10% and the rate on the certificate. Interest expense includes $17,745 to the Director pursuant to this agreement. Subsequent to year end the shareholder commenced foreclosure proceedings on the Las Vegas facility.

NOTE 9 - LEASES

The Company leases equipment and office space under non-cancelable operating leases for terms of three to five years. Amounts paid for these leases are included in selling, general and administrative expenses in the accompanying statements of operations. Lease expense under all operating leases was $113,413, $112,677 and $118,323 for the year ended December 31, 1999, 1998 and 1997, respectively. Future minimum payments under these non-cancelable operating leases as of December 31, 1999 total $19,000.

                    ETI INTERNATIONAL, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                  DECEMBER 31, 1999, 1998 and 1997 INFORMATION
                 RELATING TO JUNE 30, 2000 and 1999 is UNAUDITED

NOTE 10 - LICENSE AND CONSULTING AGREEMENTS

The Company has entered into licensing agreements with product manufacturers and consultants that are non-cancelable for a period of two to three years or are annually renewable. Amounts paid for the license and consulting fees are included in cost of products sold in the accompanying consolidated statements of operations. The license fees have a minimum annual component and a component contingent on the volume of licensed products sold.

License and consulting fees for the years ended December 31, 1999, 1998 and 1997 are as follows:

                                          1999            1998            1997
                                        ----------------------------------------
Minimum license and
  consulting fees                       $ 99,000        $243,000        $237,000
Contingent license and
  consulting fees                         15,561          74,924         110,000
                                        ----------------------------------------
                                        $114,561        $317,924        $347,000
                                        ========================================

Future minimum license and consulting fees for non-cancelable agreements as of December 31, 1999 total $20,000.

NOTE 11 - INCOME TAXES

The components of pretax income (loss) from operations for the years ended December 31, 1999, 1998 and 1997 were taxed by the following jurisdictions:

                                1999                1998                1997
                            ---------------------------------------------------

Domestic                    $(1,468,000)        $  (714,000)        $(1,050,000)
Foreign                        (201,000)           (265,000)           (461,000)
                            ---------------------------------------------------
                            $(1,669,000)        $  (979,000)        $(1,511,000)
                            ===================================================

                    ETI INTERNATIONAL, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                  DECEMBER 31, 1999, 1998 and 1997 INFORMATION
                 RELATING TO JUNE 30, 2000 and 1999 is UNAUDITED

NOTE 11 - INCOME TAXES (continued)

The components of income tax expense (benefit) charged to operations for the years ended December 31, 1999, 1998 and 1997 consist of approximately the following:

                                            1999          1998           1997
                                         --------------------------------------

Current income tax expense (benefit)
     Federal                             $      --     $      --      $(243,000)
     Foreign                                    --            --       (160,000)
     State                                      --        (1,000)        (3,000)
                                         --------------------------------------
Total current income tax expense
    (benefit)                                   --        (1,000)      (406,000)
                                         --------------------------------------

Deferred income tax expense (benefit)
     Federal                                25,000         6,000        (40,000)
     Foreign                                    --        10,000         (3,000)
                                         --------------------------------------
Total deferred income tax expense
    (benefit)                               25,000        16,000        (43,000)
                                         --------------------------------------
Total income tax expense (benefit)       $  25,000     $  15,000      $(449,000)
                                         ======================================

The reconciliation of expected income tax expense (benefit) computed at the U.S. Federal statutory rate to actual income tax expense (benefit) for the years ended December 31, 1999, 1998 and 1997 is as follows:

                                              1999           1998           1997
                                           ---------------------------------------

Expected income tax expense (benefit)
  at the statutory rate                    $(584,000)     $(343,000)     $(529,000)
State income taxes, net of federal
  tax benefit                                     --         (1,000)        (3,000)
Higher tax rates on foreign operations            --             --        (85,000)

Nondeductible expenses                        10,000         11,000         22,000
Increase in valuation allowance              568,000        332,000        179,000

Other                                         31,000         16,000        (33,000)
                                           ---------------------------------------
Total income tax expense (benefit)         $  25,000      $  15,000      $(449,000)
                                           =======================================

                    ETI INTERNATIONAL, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                  DECEMBER 31, 1999, 1998 and 1997 INFORMATION
                 RELATING TO JUNE 30, 2000 and 1999 is UNAUDITED

NOTE 11 - INCOME TAXES (continued)

Net deferred tax assets consist of the following components as of December 31, 1999 and 1998:

                                                      1999             1998
                                                   -----------      -----------

Deferred tax assets
     Accrued expenses                              $    23,000      $    38,000
     Accounts receivable allowance                       3,000            7,000
     Accrued vacation                                   14,000           12,000
     Charitable contribution carryforward               25,000           20,000
     Net operating loss carryforward                 1,054,000          511,000
                                                   -----------      -----------
                                                     1,119,000          588,000
Less valuation allowance                            (1,079,000)        (511,000)
                                                   -----------      -----------
                                                        40,000           77,000
Deferred tax liabilities
     Excess of tax over book depreciation              (40,000)         (52,000)
                                                   -----------      -----------
Net deferred tax assets                            $        --      $    25,000
                                                   ===========      ===========

The above components of net deferred tax assets have been included in the accompanying consolidated balance sheets as of December 31, 1999 and 1998 as follows:

                                                     1999                1998
                                                   --------            --------

Current assets                                     $ 40,000            $ 77,000
Noncurrent liabilities                              (40,000)            (52,000)
                                                   --------            --------
                                                   $     --            $ 25,000
                                                   ========            ========

The Company has a net operating loss carryforward of $2,816,863 as of December 31, 1999 that is available to offset future taxable income. $385,130 of the net operating loss carryforward is available through 2012, $938,452 is available through 2018 and $1,493,281 is available through 2019. The Company has recorded a valuation allowance of $1,079,000 and $511,000 during 1999 and 1998 due to the uncertainty of having sufficient future taxable income to realize this operating loss carryforward.

NOTE 12 - STOCK OPTIONS AND WARRANTS

Stock Options

In July 1998, the Company's Board of Directors adopted the 1998 Employee Stock Option Plan that permits the granting of nonqualified stock options that do not meet the requirements of Section 422 of the Internal Revenue Code. A total of 700,000 shares of the Company's common stock have been reserved for issuance under this plan. Each option is exercisable 6 months after grant. No options were granted under this plan in 1999 or 1998.

                    ETI INTERNATIONAL, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                  DECEMBER 31, 1999, 1998 and 1997 INFORMATION
                 RELATING TO JUNE 30, 2000 and 1999 is UNAUDITED

NOTE 12 - STOCK OPTIONS AND WARRANTS (continued)

Also in July 1998, the Company's Board of Directors adopted an outside directors stock option plan for the purpose of compensating outside directors with grants of stock options. Each eligible outside director may annually be granted options to purchase 5,000 shares at a price equal to the fair market value of the stock on the grant date. A total of 400,000 shares of the Company's stock have been reserved for issuance under this plan. No options were granted under this plan in 1999. 40,000 options were granted in 1998 pursuant to this plan and these options become exercisable 6 months after grant and expire in July 2008. The fair value of the underlying stock was less than the exercise price at June 30, 2000, December 31, 1999 and 1998.

A summary of stock option activity is as follows for the years ended December
31:

Shares:                                   2000          1999              1998
                                       -----------------------------------------
Outstanding at beginning of year          40,000        40,000                --
Granted                                       --                          40,000
                                       -----------------------------------------
Outstanding at end of year                40,000        40,000            40,000
                                       =========================================

Options exercisable, end of year          40,000        40,000                --
                                       =========================================
Available to grant, end of year        1,060,000     1,060,000         1,060,000
                                       =========================================

Weighted - average exercise price:

     Outstanding options, end of year      $3.13         $3.13             $3.13
     Options granted, during the year        N/A           N/A             $3.13

Weighted average expiration (in years)       8.0           8.5               9.5

Effective January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 123, (SFAS 123) Accounting for Stock-Based Compensation, pursuant to which the Company has elected to follow the guidance of Accounting Principles Board Opinion No. 25 for measurement and recognition of stock-based compensation with employees and directors. No options were issued in 1999. No compensation cost has been recognized for stock options issued by the Company in 1998, since the exercise price for all options was at least equal to the value of the common stock on the date of grant. If compensation cost for the Company's stock option plans had been determined based on the fair value at the grant dates under the method provided in SFAS 123, the Company's net loss and earnings per common share would have been as follows for the ten months ended December 31, 1998:

Net Loss
         As reported                                                $  (677,000)
         Pro forma                                                  $  (733,000)

Basic and dilutive earnings per common share
         As reported                                                     $(0.06)
         Pro forma                                                       $(0.07)

Weighted average fair value of options granted
during the year                                                           $1.41

                    ETI INTERNATIONAL, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                  DECEMBER 31, 1999, 1998 and 1997 INFORMATION
                 RELATING TO JUNE 30, 2000 and 1999 is UNAUDITED

NOTE 12 - STOCK OPTIONS AND WARRANTS (continued)

There would have been no proforma compensation costs in 1999 and for the six months ended June 30, 2000 as no options were granted in these periods.

The fair value of options granted under the Company's option plans was estimated on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions and results:

Dividend yield                                                           None
Expected volatility                                                       44%
Risk-free interest rate                                                 4.75%
Expected life of options                                              5 years

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock based compensation has characteristics significantly different from those of traded options and because changes in the subjective input assumptions can significantly affect the fair value estimate, in management's opinion, use of existing option valuation models does not necessarily provide a reliable measure of the fair value of its employee stock based compensation.

Warrants

As of December 31, 1998, there were 42,000 warrants outstanding to purchase common stock at $2.00 per share. These warrants expired on March 31, 1999 (see
Note 3).

NOTE 13 - RELATED PARTIES

During 1999 and 1998, the major stockholder and an entity related to the major stockholder advanced to the Company $0 and $481,500, respectively, and the Company made $0 and $330,478, respectively, in repayments to these related parties. In 1999, the major stockholder agreed to forego a portion of his distributor commission in lieu of debt repayment totaling $234,500. Advances owed to these related parties as of December 31, 1999 and 1998 consist of $42,000 and $276,500, respectively. The note bore interest at 12% and was unsecured. For the years ended December 31, 1999 and 1998, interest expense totaled $28,140 and $2,660, respectively.

Other stockholders advanced to the Company $256,500 and $375,000 in 1999 and 1998, respectively, for working capital purposes under 8% interest bearing notes, payable on demand. Amounts outstanding under other stockholder notes were $192,500 and $75,000, as of December 31, 1999 and 1998, respectively. For the years ending December 31, 1999 and 1998, interest expense totaled $21,904 and $1,797, respectively.

Additionally, the Company made certain lease, insurance premium, and discretionary distributor commission payments to certain stockholders and distributors. The total of these payments was $92,450, $421,144, and $932,673 in 1999, 1998 and 1997, respectively.

                    ETI INTERNATIONAL, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                  DECEMBER 31, 1999, 1998 and 1997 INFORMATION
                 RELATING TO JUNE 30, 2000 and 1999 is UNAUDITED

NOTE 13 - RELATED PARTIES (continued)

The major stockholder also guarantees payment of sales taxes with numerous taxing jurisdictions and guarantees repayment of substantially all of the Company's indebtedness with financial institutions and numerous trade vendors.

The Company made unsecured advances to the major stockholder in 1998. The net advances of $145,253 are non-interest bearing and are due on demand. There were no unsecured advances in 1999.

NOTE 14 - ENTERPRISE WIDE DISCLOSURES

The following table presents revenue from external customers for each the Company's groups of products.

                                         1999           1998            1997
                                     -------------------------------------------
Waterless cleaning products          $10,592,622     $ 9,842,497     $15,294,963
Sales aids, freight and other          3,555,425       5,118,737       7,921,684
Personal care products                 1,696,379       2,568,968       2,728,241
Nutritional aids                       3,127,260       3,067,265       3,447,022
                                     -------------------------------------------
                                     $18,971,686     $20,597,467     $29,391,910
                                     ===========================================

The following table presents information about the Company's revenue attributable to countries based on the location of the distribution, and long-lived assets by geographic area:

Revenue                           1999               1998                1997
                               -------------------------------------------------
United States                  $16,473,988        $17,510,029        $24,687,624
Canada                           2,497,698          3,087,438          4,704,286
                               -------------------------------------------------
                               $18,971,686        $20,597,467        $29,391,910
                               =================================================

                                                         December 31,
Long-Lived Assets                                 1999                  1998
                                               ---------------------------------

United States                                  $3,292,603             $3,538,145
Canada                                             26,445                 33,757
                                               ---------------------------------
                                               $3,319,048             $3,571,902
                                               =================================

Operating loss from Canadian operations in 1999, before income taxes, was approximately $82,000.

                    ETI INTERNATIONAL, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                  DECEMBER 31, 1999, 1998 and 1997 INFORMATION
                 RELATING TO JUNE 30, 2000 and 1999 is UNAUDITED

NOTE 15 - SUBSEQUENT EVENTS

On May 22, 2000, the Company entered into an option and product purchase agreement with the manufacturer of the Dri Wash N' Guard products. As part of the agreement, the Company is required to purchase 5,000 gallons a month for two years, and has the option to buy 100% of the stock of the manufacturer for $6.2 million by March 2, 2002. The price increases $500,000 for each six-month period that passes without the purchase option being exercised beyond the contract date of May 22, 2000, with a ceiling purchase price of $7.2 million.

On July 14, 2000, a vendor filed a complaint for payment of outstanding amounts of approximately $310,000. As of December 31, 1999 approximately $346,000 was accrued.

NOTE 16 - CONTINGENCIES

Litigation

In January 1997 the Company's newly constructed Minnesota manufacturing plant for mixing and packaging the Company's largest volume product line collapsed during a heavy snowstorm. This plant casualty resulted in a complete destruction of the building; however, as the plant was not operating at the time, no personal injuries occurred.

During 1997, the total amount of insurance proceeds received for property damages and plant replacement was $816,000, The Company applied these insurance proceeds in 1997 toward the rebuilding of the plant, which cost $746,000, and the replacement of equipment, which cost $70,000. Since the net book value of the destroyed plant and equipment exceeded insurance proceeds received, the Company has recorded a casualty loss of $89,000 in other expense in the accompanying 1997 consolidated statement of operations. The Company has not recognized any insurance proceeds in the accompanying financial statements beyond what the insurer has paid.

In addition to proceeds received under the Company's insurance coverage, management has submitted claims to the insurer for additional property damage under its property and casualty coverage as well as for additional loss of revenue and related damages under its business interruption coverage. To date the insurer has denied these claims. On October 14, 1998, the Company filed a lawsuit against the insurer claiming additional business interruption damages of $3,500,000 and additional property damages of $500,000. While the ultimate outcome of this contingency cannot now be determined, management believes it has a reasonable basis for the determination of, and can support the amount of the damages claimed in this lawsuit. Any amount received under this lawsuit will be recorded at the time the funds are collected.

                            IMX PHARMACEUTICALS, INC.

                                AND SUBSIDIARIES

                              FINANCIAL STATEMENTS

                               FOR THE YEARS ENDED

                           DECEMBER 31, 1999 AND 1998

                            IMX PHARMACEUTICALS, INC.

                                AND SUBSIDIARIES

                                TABLE OF CONTENTS

Reports of Independent Certified Public Accountants:
        For the year ended December 31, 1999 .........................    1
        For the year ended December 31, 1998 .........................    2

Balance Sheets .......................................................  3 - 4

Statements of Operations .............................................    5

Statements of Changes in Stockholders' Equity ........................    6

Statements of Cash Flows .............................................  7 - 8

Notes to Financial Statements ........................................  9 - 31

Report of Independent Certified Public Accountants

To the Board of
 Directors and Stockholders
IMX Pharmaceuticals, Inc.
Boca Raton, Florida

We have audited the balance sheet of IMX Pharmaceuticals, Inc., and Subsidiaries (the "Company") a Florida corporation, as of December 31, 1999 and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of IMX Pharmaceuticals, Inc. as of December 31, 1998 and for the year then ended was audited by other auditors whose report dated April 21, 1999, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1999 financial statements referred to above present fairly, in all material respects, the financial position of IMX Pharmaceuticals, Inc. as of December 31, 1999 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


Miami, Florida                             Berenfeld, Spritzer, Shechter & Sheer
March 3, 2000

                            IMX PHARMACEUTICALS, INC.
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1999 AND 1998

                                     ASSETS

                                                          1999           1998
                                                       ----------     ----------

CURRENT ASSETS:

  Cash and cash equivalents                            $2,497,791     $  623,860
  Securities available for sale                            30,463      1,689,200
  Accounts receivable (net of allowance for
    doubtful accounts of  $27,494 and $13,647)            110,525        194,405
  Other receivables                                        31,153              0
  Inventories                                             557,593        160,152
  Loan receivable - related party                               0        120,000
  Vendor deposits                                          50,000              0
  Prepaid expenses and other                               46,731         38,858
                                                       ----------     ----------

Total Current Assets                                    3,324,256      2,826,475
                                                       ----------     ----------

PROPERTY AND EQUIPMENT:

  Property and equipment (net of accumulated
    depreciation of $179,216 and $111,261)                105,913        119,176
                                                       ----------     ----------

OTHER ASSETS:

  Deposits and other                                       67,646         42,720
  Licensing and supply agreements, net                          0         44,598
  Investment in and advances to unconsolidated
    subsidiary                                                  0        348,016
                                                       ----------     ----------

Total Other Assets                                         67,646        435,334
                                                       ----------     ----------

TOTAL ASSETS                                           $3,497,815     $3,380,985
                                                       ==========     ==========

See accompanying notes to consolidated financial statements.

                            IMX PHARMACEUTICALS, INC.
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1999 AND 1998

                                                        1999           1998
                                                     -----------    -----------

CURRENT LIABILITIES:

  Accounts payable                                   $   436,398    $   267,208
  Accrued expenses and other current
    liabilities                                           49,700        214,414
  Capital lease payable, current portion                   2,896              0
  Recourse obligation                                          0        269,705
                                                     -----------    -----------

Total Current Liabilities                                488,994        751,327
                                                     -----------    -----------

LONG-TERM LIABILITIES:

  Capital lease payable, non-current portion               4,896              0
                                                     -----------    -----------

Redeemable common stock                                        0         70,000
                                                     -----------    -----------

STOCKHOLDERS'  EQUITY:

  Series A convertible preferred stock, $.001 par
    value, 1,000,000 shares authorized,
    0 and 86,424 shares issued and outstanding                 0             86
  Common stock, $.001 par value, 50,000,000
    shares authorized, 9,634,707 and 8,728,108
    shares issued, 5,811,076 and 5,003,351 shares
    outstanding                                            9,635          8,728
  Additional paid-in capital                           7,943,050      7,780,988
  Retained earnings (deficit)                         (4,348,955)    (4,883,487)
  Treasury stock, at cost - 3,823,631 and
    3,724,757 shares                                    (578,054)      (357,657)
  Accumulated other comprehensive income (loss)          (21,751)        11,000
                                                     -----------    -----------

Total Stockholders' Equity                             3,003,925      2,559,658
                                                     -----------    -----------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                                 $ 3,497,815    $ 3,380,985
                                                     ===========    ===========
See accompanying notes to consolidated financial statements.

                            IMX PHARMACEUTICALS, INC.
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                               FOR THE YEARS ENDED
                           DECEMBER 31, 1999 AND 1998

                                                        1999           1998
                                                     -----------    -----------

NET SALES                                            $   203,334    $ 3,942,371

COST OF SALES                                             80,466      1,106,261
                                                     -----------    -----------

GROSS PROFIT                                             122,868      2,836,110
                                                     -----------    -----------

OPERATING EXPENSES:

  Selling                                              1,337,485      1,594,588
  Advertising                                            181,709      1,006,557
  General and administrative                           1,486,261      1,412,841
  Supply agreement impairment loss                             0        884,199
  Depreciation and amortization                           67,956        172,106
                                                     -----------    -----------

Total Operating Expenses                               3,073,411      5,070,291
                                                     -----------    -----------

LOSS FROM OPERATIONS                                  (2,950,543)    (2,234,181)


OTHER INCOME (EXPENSES):

  Equity in earnings (loss) of unconsolidated
    subsidiary                                           (12,887)        81,474
  Gain on sale of investment in
    unconsolidated subsidiary                          3,357,807              0
  Other                                                  183,555        135,664
                                                     -----------    -----------

Income (Loss)
  Before Income Taxes                                    577,932     (2,017,043)

Provision for Income Taxes                                     0              0
                                                     -----------    -----------

Net Income (Loss)                                        577,932     (2,017,043)

Dividends on preferred stock                             (43,400)      (168,850)
                                                     -----------    -----------

Net income (loss) available to
  common stockholders                                $   534,532    $(2,185,893)
                                                     ===========    ===========

================================================================================
Weighted average number of shares of
 common stock outstanding:
    Basic                                              4,998,508      4,879,622
    Diluted                                            5,329,256      4,879,622

================================================================================
Net income (loss) per common share:
    Basic                                            $      0.11    $     (0.45)
    Diluted                                          $      0.10    $     (0.45)
================================================================================

See accompanying notes to consolidated financial statements.

                            IMX PHARMACEUTICALS, INC.
                                AND SUBSIDIARIES
                           CONSOLIDATED STATEMENTS OF
                         CHANGES IN STOCKHOLDERS' EQUITY

                                                     PREFFERED STOCK              COMMON STOCK
                                                -----------------------   ---------------------------   ADDITIONAL
                                                   NUMBER                     NUMBER                     PAID-IN
                                                 OF SHARES     AMOUNT       OF SHARES       AMOUNT       CAPITAL       (DEFICIT)
                                                -----------  ----------   --------------  -----------  -----------   ------------
Balance - December 31, 1997                         76,750          77        7,741,166        7,741    4,662,168     (2,697,594)
Comprehensive income:
  Net loss                                                                                                            (2,017,043)
  Other comprehensive income -
    unrealized gain on securities available
    for sale

Total comprehensive income (loss)

Preferred stock dividend declared                    9,674           9                                    168,841       (168,850)
Purchase of treasury stock
Compensation - fair value of common
  stock options issued to non-employees                                                                    78,332
Issuance of common stock for
 consulting services                                                             24,286           24       96,176
Issuance of common stock to
  settle supply agreements payable                                              271,714          272      950,727
Original issue discount for fair value of
  warrant issued with notes payable                                                                       108,595
Net proceeds from sale of common stock                                          710,941          711    1,786,129
Reclassification of redeemable common stock                                     (19,999)         (20)     (69,980)
                                                -----------  ----------   --------------  -----------  -----------   ------------

Balance - December 31, 1998                         86,424          86        8,728,108        8,728    7,780,988     (4,883,487)

Comprehensive Income:
  Net income                                                                                                             577,932
  Change in other comprehensive income

Total comprehensive income
Preferred stock dividend declared                    1,736           2                                     43,398        (43,400)
Compensation - fair value of common
  stock options issued to non-employees                                                                    44,483
Conversion of preferred stock to
  common stock                                     (88,160)        (88)         881,600          882         (794)
Exercise of common stock options                                                  5,000            5        4,995
Transfer of redeemed common stock to
  treasury stock                                                                 19,999           20       69,980
Conversion of loan receivable to
  treasury stock
Purchase of treasury stock
                                                -----------  ----------   --------------  -----------  -----------   ------------

Balance - December 31, 1999                              0   $       0        9,634,707      $ 9,635   $7,943,050    $(4,348,955)
                                                ===========  ==========   ==============  ===========  ===========   ============

                                                                  ACCUMULATED
                                                                     OTHER              TOTAL
                                                    TREASURY     COMPREHENSIVE      STOCKHOLDERS'
                                                      STOCK          INCOME            EQUITY
                                                 ------------   ----------------   --------------
Balance - December 31, 1997                         (200,000)                 0        1,772,392
Comprehensive income:
  Net loss                                                                            (2,017,043)
  Other comprehensive income -
    unrealized gain on securities available
    for sale                                                             11,000           11,000
                                                                                   --------------
Total comprehensive income (loss)                                                     (2,006,043)

Preferred stock dividend declared                                                              0
Purchase of treasury stock                          (157,657)                           (157,657)
Compensation - fair value of common
  stock options issued to non-employees                                                   78,332
Issuance of common stock for
 consulting services                                                                      96,200
Issuance of common stock to
  settle supply agreements payable                                                       950,999
Original issue discount for fair value of
  warrant issued with notes payable                                                      108,595
Net proceeds from sale of common stock                                                 1,786,840
Reclassification of redeemable common stock                                              (70,000)
                                                 ------------   ----------------   --------------

Balance - December 31, 1998                         (357,657)            11,000        2,559,658

Comprehensive Income:
  Net income                                                                             577,932
  Change in other comprehensive income                                  (32,751)         (32,751)
                                                                                   --------------
Total comprehensive income                                                               545,181
Preferred stock dividend declared                                                              0
Compensation - fair value of common
  stock options issued to non-employees                                                   44,483
Conversion of preferred stock to
  common stock                                                                                 0
Exercise of common stock options                                                           5,000
Transfer of redeemed common stock to
  treasury stock                                     (70,000)                                  0
Conversion of loan receivable to
  treasury stock                                    (125,400)                           (125,400)
Purchase of treasury stock                           (24,997)                            (24,997)
                                                 ------------   ----------------   --------------

Balance - December 31, 1999                      $  (578,054)   $       (21,751)     $ 3,003,925
                                                 ============   ================   ==============

                            IMX PHARMACEUTICALS, INC.
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                               FOR THE YEARS ENDED
                           DECEMBER 31, 1999 AND 1998

                                                                     1999            1998
                                                                 ------------    ------------
OPERATING ACTIVITIES:

  Net income (loss)                                              $    577,932    $ (2,017,043)
  Adjustments to reconcile  net income (loss)
    to net cash (used) provided by operating activities:
    Depreciation and amortization                                      67,956         172,106
    Provision for doubtful accounts                                    13,847           3,647
    Amortization of original issue discount                                 0         185,437
    Compensation, fair value of stock, stock options
      and warrants                                                     44,483         174,532
    Equity in income (loss) - net of accretion of
      unconsolidated subsidiary                                        28,452          (3,628)
    Gain on sale of investment in
      unconsolidated subsidiary                                    (3,357,734)              0
    Impairment loss on supply and licensing agreement                  44,598         884,199
    Changes in assets and liabilities:
      Decrease in accounts receivable                                  38,880       1,166,456
      Decrease (increase) in inventories                             (397,441)      1,204,235
      (Increase) in prepaid expenses                                   (7,873)        (15,530)
      Decrease (increase) in deposits                                 (20,864)        104,704
      Decrease (increase) in other assets                             (54,062)         17,839
      (Decrease) increase in accounts payable
         and accrued expenses                                           4,476        (672,361)
                                                                 ------------    ------------

Net cash (used) provided by operating activities                   (3,017,350)      1,204,593
                                                                 ------------    ------------

Investing Activities:

  Purchase of furniture and equipment                                 (54,692)        (65,022)
  Unrealized loss on securities available for sale                    (21,751)              0
  Loan to related party                                               120,000        (120,000)
  Decrease in investment in and advances to
    unconsolidated subsidiary                                         348,016               0
  Proceeds from sale of investment in
    unconsolidated subsidiary                                       3,189,281               0
                                                                 ------------    ------------

Net cash (used) provided by investing activities                    3,580,854        (185,022)
                                                                 ------------    ------------

                            IMX PHARMACEUTICALS, INC.
                                AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF CASH FLOWS (continued)
                               FOR THE YEARS ENDED
                           DECEMBER 31, 1999 AND 1998

                                                                     1999            1998
                                                                 ------------    ------------
Financing Activities:

  Net proceeds  (repayments) of notes payable                               0        (372,000)
  Proceeds from sale of common stock                                        0       1,786,840
  Net proceeds from capital lease payable                               7,792
  Conversion of loan receivable to treasury stock                    (125,400)              0
  Purchase of securities available for sale                           (30,463)     (1,678,200)
  Proceeds from maturity of securities available for sale           1,678,200               0
  Release from recourse obligation                                   (269,705)              0
  Transfer of redeemed common stock to treasury stock                  70,000               0
  Proceeds from exercise of common stock options                        5,000               0
  Purchase of treasury stock                                          (24,997)       (157,657)
                                                                 ------------    ------------

Net cash (used) provided by financing activities                    1,310,427        (421,017)
                                                                 ------------    ------------

Net increase in cash and cash equivalents                           1,873,931         598,554

Cash and cash equivalents - beginning of year                         623,860          25,306
                                                                 ------------    ------------

Cash and cash equivalents - end of year                          $  2,497,791    $    623,860
                                                                 ============    ============

=============================================================================================

SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION

  Cash paid for interest                                         $     13,584    $     38,265
  Cash paid for income taxes                                     $     19,264    $          0
=============================================================================================

=============================================================================================

SUPPLEMENTAL SCHEDULE OF NON CASH ACTIVITIES

  Common stock issued to settle supply agreement payable         $          0    $    950,999
  Dividends on preferred stock:
  Preferred stock issued in lieu of cash for dividends payable
    on preferred stock                                                 43,400         168,850
  Contribution of non cash assets to unconsolidated subsidiary              0           5,194
  Conversion of loan receivable to treasury stock                     125,400               0
  Conversion of preferred stock to common stock                           882               0
=============================================================================================

                   IMX PHARMACEUTICALS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

NOTE 1 - NATURE OF BUSINESS

            IMX Pharmaceuticals, Inc. (the "Company"), formerly IMX Corporation, was organized under the laws of the State of Utah on June 2, 1982. The Company changed its name to IMX Pharmaceuticals, Inc. on June 30, 1997. The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

            In 1995, the Company entered into an acquisition agreement (the "Agreement'), with Interderm, Ltd., ("Interderm") for the assignment of the exclusive marketing and distribution rights in the United States for certain pharmaceutical products manufactured by Meyer-Zall Laboratories of South Africa ("Meyer-Zall"). The products included Exorex, an over-the-counter psoriasis medication.

            In connection with the Agreement, the Company also acquired the right of first refusal for distribution rights in the United States for new pharmaceutical products developed or manufactured by Meyer-Zall.

            During 1996 and 1997, the Company began to market and distribute Exorex and other related products in the retail market using capital raised from private placements.

            Effective June 24, 1998, the Company entered into an agreement (the "Joint Venture Agreement") with various affiliates of Medicis Pharmaceutical Corporation ("Medicis") to form a joint venture Medicis Consumer Products Company, LLC ("LLC") to develop and market skin care products.

            Under the terms of the Joint Venture Agreement, Medicis contributed cash of $4,000,000 to the joint venture in return for a 51% interest in the LLC. The Company contributed all of the assets, property and associated rights in connection with the Exorex product line, with an unamortized cost of approximately $5,200 in return for a 49% interest in the LLC (Note 8).

            Effective June 30, 1999, the Company entered a Sale and Transfer Agreement ("Sale Agreement") with Medicis, whereby the Company sold its 49% interest in the LLC to Medicis (Note 9) in return for $3,600,000.

                   IMX PHARMACEUTICALS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            Cash and Cash Equivalents

            For purposes of reporting cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

            Securities Available for Sale

            Securities available for sale are carried at estimated market value. Unrealized holding gains and losses on securities available for sale are reported as a net amount in a separate component of stockholders' equity until realized. Gains and losses realized from the sale of investment securities are computed using the specific-identification method.

            Inventories

            Inventories are stated at the lower of cost or market value. Cost is determined using the first-in, first-out method.

            Property and Equipment

            Property and equipment are recorded at cost. Depreciation and amortization are computed using methods that approximate the straight-line method over the assets' estimated useful lives.

            Licensing and Supply Agreements

            Licensing and supply agreements are recorded at cost, including the estimated fair value of common stock issued by the Company to acquire the agreements. The agreements are amortized over their estimated useful lives from 5 to 20 years.

            The Company reviews the carrying values of its long-lived and identifiable intangible assets for possible impairment whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be recoverable.

            Investment in Unconsolidated Subsidiary

            The Company's 49% interest in the LLC was accounted for using the equity method.

                   IMX PHARMACEUTICALS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

            Revenue Recognition

            Sales are generally recorded upon shipment of goods to customers, except for goods shipped to certain retail customers under holdback arrangements. Under such holdback arrangements, the Company has agreed to allow these retail customers to hold payment for goods shipped until a review of the retail sales of the Company's products has been performed. Goods shipped under the holdback arrangements are accounted for as consigned inventories until the holdback payment is received, at which time sales are recorded.

            Production Development Costs

            Costs incurred for the development of new product lines are expensed as incurred as specified by SOP 98-5 issued by the American Institute of Certified Public Accountants (Note 3).

            Stock-Based Compensation

            The Company accounts for stock based compensation as set forth in Accounting Principles Board ("APB") Opinion 25, "Accounting for Stock Issued to Employees," and discloses the proforma effect on net income (loss) and income (loss) per share of adopting the full provisions of Statement of Financial Accounting Standards ("SFAS") No. 123 "Accounting for Stock-Based Compensation". Accordingly, the Company has elected to continue using APB Opinion 25 and has disclosed in the footnotes proforma income (loss) and income (loss) per share information as if the fair value method had been applied.

            Income Taxes

            The Company files consolidated Federal and State of Florida income tax returns. Income taxes are calculated using the liability method specified by SFAS No. 109, "Accounting for Income Taxes".

            Net Income (Loss) Per Common Share

            Net income (loss) per common share is calculated according to Accounting SFAS No.128, "Earnings Per Share" which requires companies to present basic and diluted earnings per share. Net income (loss) per common share-- basic is based on the weighted average number of common shares outstanding during the year. Net income (loss) per common share -- diluted is based on the weighted average number of common shares and dilutive potential common shares outstanding during the year.

                   IMX PHARMACEUTICALS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

            Net Income (Loss) Per Common Share (Cont'd)

            Convertible preferred stock, certain common stock options and common stock warrants were excluded from the computations of net loss per share for the years ended December 31, 1998 and 1999 because the effect of their inclusion would be anti-dilutive.

            Fair Value of Financial Instruments

            SFAS No. 107 requires the disclosure of the fair value of financial instruments. The estimated fair value amounts have been determined by the Company's management using available market information and other valuation methods. However, considerable judgment is required to interpret market data in developing the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange.

            The following methods and assumptions were used in estimating the fair value disclosure for financial instruments:

            Cash and Cash Equivalents, Accounts and Loan Receivable, Accounts Payable, Accrued Expenses and Notes Payable - the carrying amounts reported in the consolidated balance sheets approximate fair value because of the short maturity of those instruments.

            Securities Available for Sale - the fair values are based on quoted market prices at the reporting date of those or similar investments (Note 5).

            Accounting Estimates

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 - RECENT ACCOUNTING

            In June, 1997, the Financial Accounting Standards Board (the Pronouncements "FASB") issued SFAS No. 130, "Reporting Comprehensive Income" which became effective in 1998. SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of general-purpose financial statements. The Company adopted SFAS No.130 on January 1, 1998.

                   IMX PHARMACEUTICALS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

NOTE 3 - RECENT ACCOUNTING (CONT'D)

            In June, 1997 the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information" which became effective in 1998. SFAS No. 131 establishes standards for the way public enterprises are to report operating segments in annual financial statements and requires reporting of selected information about operating segments in interim reports. The Company's adoption of SFAS No. 131 did not affect the Company's consolidated financial statements.

            In April,1998, the American Institute of Certified Public Accountants issued Statement of Position No. 98-5, "Reporting for the Costs of Start-Up Activities", ("SOP 98-5"). The Company is required to expense all start-up costs related to new operations as incurred. In addition, all start-up costs that were capitalized in the past must be written off when SOP 98-5 is adopted. The Company's adoption of SOP 98-5 did not have a material impact on its financial position or results of operations.

            In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The Company is required to adopt SFAS 133, as amended by SFAS 137, for the year ending December 31, 2001. SFAS 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. Because the Company currently holds no derivative financial instruments and does not currently engage in hedging activities, adoption of SFAS 133 is expected to have no material impact on the Company's financial condition or results of operations.

NOTE 4 - EXOREX PRODUCT LINE PROFORMA INFORMATION

            The following consolidated proforma statement of operations for the year ended December 31, 1998 illustrates the effect on the statement of operations if the Joint Venture Agreement of June 24, 1998 (Note
            1), and the Consulting Agreement (Note 9) occurred effective January 1, 1998. The proforma statement of operations sets out revenues and expenses related to the Exorex product line for the period from January 1, 1998 to June 24, 1998, and adjusts for the equity in earnings from unconsolidated subsidiary that the LLC would have contributed to the Company during that same period. This statement of operations has been prepared to substantially comply with rules and regulations of the U.S. Securities and Exchange Commission.

                   IMX PHARMACEUTICALS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

NOTE 4 - EXOREX PRODUCT LINE PROFORMA INFORMATION (CONT'D)

Proforma Consolidated Statement of Operations (unaudited)
Year ended December 31, 1998
--------------------------------------------------------------------------------

                                     Historical        Exorex
                                    Statement of      Product
                                     Operations         Line       Adjustments     Pro Forma
                                     -----------    -----------    -----------    -----------
Net sales                            $ 3,942,371    $(3,745,994)   $         0    $   196,377
Cost of sales                          1,106,261       (953,263)             0        152,998
                                     -----------    -----------    -----------    -----------

Gross profit                           2,836,110     (2,792,731)             0         43,379
                                     -----------    -----------    -----------    -----------

Operating expenses:
  Selling                              1,594,588       (989,817)             0        604,771
  Advertising                          1,006,557       (744,091)             0        262,466
  General and administrative           1,412,841       (614,795)             0        798,046
  Supply agreement impairment loss       884,199              0              0        884,199
  Depreciation and amortization          172,106        (30,000)             0        142,106
                                     -----------    -----------    -----------    -----------

Total operating expenses               5,070,291     (2,378,703)             0      2,691,588
                                     -----------    -----------    -----------    -----------

(Loss) from operations                (2,234,181)      (414,028)             0     (2,648,209)

Other income (expenses):
  Equity in earnings (loss) of
    unconsolidated subsidiary             81,474              0       (240,850)      (159,376)
  Other                                  135,664         (2,565)             0        133,099
                                     -----------    -----------    -----------    -----------

Net (loss)                            (2,017,043)      (416,593)      (240,850)    (2,674,486)

Dividends on preferred stock            (168,850)             0              0       (168,850)
                                     -----------    -----------    -----------    -----------

Net (loss) applicable to
  common stockholders                $(2,185,893)   $  (416,593)   $  (240,850)   $(2,843,336)
                                     ===========    ===========    ===========    ===========

Weighted average number of shares
  of common stock outstanding          4,879,622                                    4,879,622
                                     ===========                                  ===========

Net loss per common share - basic
  and diluted                        $     (0.45)                                 $     (0.58)
                                     -----------                                  -----------

            The adjustment assumes the provisions of the Joint Venture Agreement were in place for the period January 1, 1998 through June 24, 1998, and includes a 12% management fee expense on net sales ($449,500), management fee income of $224,750 to the Company, and 49% of the equity in loss of the product line, after the $449,500 management fee expense ($16,100), for a total of $240,850.

                   IMX PHARMACEUTICALS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

NOTE 5 - SECURITIES AVAILABLE FOR SALE

            Securities available for sale consists of Federal Home Loan Bank discount notes that matured in January, 1999 and 69,630 shares of common stock in Hydron Technologies, Inc. At December 31, 1998, the estimated market value of $1,689,200 of the Federal Home Loan Bank discount notes securities exceeded their cost basis by $11,000. At December 31, 1999, the cost basis of $52,214 of the common stock in Hydron Tech, Inc. exceeded the market value by $21,751.

NOTE 6 - INVENTORIES

            Inventories consisted of the following:

                                                               December 31,
                                                          ----------------------
                                                            1999          1998
                                                          --------      --------

            Finished goods                                $237,195      $ 64,333
            Raw materials                                   16,969             0
            Packaging supplies                             303,429        95,819
                                                          --------      --------

            Total                                         $557,593      $160,152
                                                          ========      ========

            At December 31, 1999 and 1998 finished goods inventories included approximately $0 and $64,000, respectively, of goods shipped to retail customers on consignment.

                   IMX PHARMACEUTICALS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

NOTE 7 - PROPERTY AND EQUIPMENT

            Property and equipment consisted of the following:

                                                              December 31,
                                                         ----------------------
                                                            1999         1998
                                                         ---------    ---------

            Computers and office equipment               $ 193,997    $ 163,457
            Furniture, fixtures and improvements            91,132       66,980
                                                         ---------    ---------

                                                           285,129      230,437
            Less: accumulated depreciation and
                  amortization                            (179,216)    (111,261)
                                                         ---------    ---------

            Property and equipment net of
              accumulated depreciation                   $ 105,913    $ 119,176
                                                         =========    =========

NOTE 8 - LICENSING AND SUPPLY AGREEMENTS

            On September 30, 1997, the Company entered into an agreement for a term of five years with IGI, Inc. ("IGI") to acquire exclusive rights to market IGI's skin care products in exchange for $50,000 in cash and $950,999 of the Company's Common stock (Note 13). A supply agreement payable of $1,000,999 was recorded as of December 31, 1997, which was paid during March, 1998, with cash and Common stock as described above. During 1998, approximately $116,800 of amortization expense was recorded beginning with the first order of goods in May, 1998. Effective December 31, 1998, due to limited sales of such products, management cancelled this product line and recorded an impairment loss of $884,199. During 1998 the Company contributed its licensing rights to Exorex with an unamortized cost of approximately $5,200 in exchange for a 49% interest in the LLC (Notes 1 and 9).

                                                                December 31,
                                                            -------------------
                                                              1999       1998
                                                            --------   --------

            Supply agreements                               $      0   $      0
            Licensing agreements                                   0     50,000
                                                            --------   --------

                                                                   0     50,000
            Less: accumulated amortization                         0     (5,402)
                                                            --------   --------

                                                            $      0   $ 44,598
                                                            ========   ========

                   IMX PHARMACEUTICALS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

NOTE 9 - UNCONSOLIDATED SUBSIDIARY

            The Company owned a 49% interest in the LLC (Note 1), a skin care joint venture located in Phoenix, Arizona, which was sold effective June 30, 1999.

                                                               December 31,
                                                          ---------------------
                                                            1999         1998
                                                          ---------   ---------

            Company's share of net
            loss on LLC                                   $       0   $ (96,970)
            Investments in LLC                                    0     105,792
            Advances to LLC                               $       0   $ 339,194
                                                          ---------   ---------

                                                          $       0   $ 348,016
                                                          =========   =========

            At December 31, 1998, the unaccreted excess of the Company's equity in the underlying net assets of the LLC over its investment at the date of acquisition was approximately $1,859,000, which was netted against the investment for balance sheet presentation purposes. The excess was being accreted to income over a ten-year period. During 1998 and 1999, approximately $100,600 and $97,700 respectively, of accretion was included in the caption "Equity in Earnings of Unconsolidated Subsidiary" in the accompanying consolidated statements of operations.

            Under the terms of a Consulting Agreement with the LLC, the Company received a management fee from the LLC equal to 6% of the LLC's Net Sales (as defined) for certain consulting services related to their specialized knowledge of the Exorex line. The Company recorded management fee income of approximately

                   IMX PHARMACEUTICALS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

NOTE 9 - UNCONSOLIDATED SUBSIDIARY (CONT'D)

            $159,000 and $77,000 for the years ended December 31, 1998 and 1999 respectively, of which approximately $77,800 and $37,600 (49%) is included in the caption "Equity in Earnings of Unconsolidated Subsidiary" in the accompanying consolidated statements of operations.

            Effective June 30, 1999, the Company entered into the Sale Agreement with Medicis, whereby the Company sold its 49% interest in the LLC to Medicis. The Company received $3,600,000 on July 1, 1999 for its interest and has recorded a gain of approximately $3,358,000 from the sale, net of the Company's basis of ($36,000) and expenses of approximately $278,000.

NOTE 10 - INCOME TAXES

            The provision for income taxes in the consolidated statements of operations is as follows:

                                                                 December 31,
                                                             -------------------
                                                               1999       1998
                                                             --------   --------

            Current:
              Federal                                        $      0   $      0
              State                                                 0          0
                                                             --------   --------
                                                             $      0   $      0
                                                             --------   --------

            Deferred:
              Federal                                        $      0   $      0
              State                                                 0          0
                                                             --------   --------
                                                             $      0   $      0
                                                             --------   --------

                   IMX PHARMACEUTICALS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - INCOME TAXES (CONT'D)

            Applicable incomes taxes for financial reporting purposes differ from the amounts computed by applying the statutory federal and state income tax rates as follows:

                                                               December 31,
                                                          ---------------------
                                                             1999        1998
                                                          ---------   ---------

            Tax (benefit) at statutory rate               $ 185,800   $(685,800)
            Increase (decrease) in tax
              resulting from:
            State income tax, net of federal tax benefit     31,500     (73,200)
            Other                                                 0       3,600
            Increase (decrease) in
              valuation allowance                          (217,300)    755,400
                                                          ---------   ---------

            Income taxes                                  $       0   $       0
                                                          =========   =========

            The approximate tax effects of temporary differences that give rise to the deferred tax assets and deferred tax (liabilities) are as follows:

                                                            December 31,
                                                     --------------------------
                                                         1999           1998
                                                     -----------    -----------

            Supply agreement impairment loss         $         0    $   332,700
            Fair value of common stock options and
              warrants                                   130,889         95,200
            Start-up costs                               139,100         97,200
            Depreciation and amortization                (71,700)       (26,600)
            Other                                         12,000          6,800
            Net operating loss carry forwards            641,700        840,800
                                                     -----------    -----------

                                                         851,989      1,346,100
            Less: valuation allowance                   (851,989)    (1,346,100)
                                                     -----------    -----------

            Total net deferred tax asset             $         0    $         0
                                                     ===========    ===========

            At December 31, 1998, the Company had net operating loss carryforwards of approximately $2,234,000 for income tax purposes. Those losses are available for carryforward for periods ranging from fifteen to twenty years, and will expire beginning in 2011. During 1999, the Company utilized approximately $578,000 of the net operating loss carryfowards. Any future significant changes in ownership of the Company may limit the annual utilization of the tax net operating loss carryforwards.

                   IMX PHARMACEUTICALS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

NOTE 11 - RECOURSE OBLIGATION

            Effective June 18, 1998 the Company sold approximately $2,509,000 of accounts receivable related to Exorex to the LLC for cash of approximately $2,259,000 (90%), and Exorex inventories with a cost of approximately $1,367,000. The LLC had the right to assign any accounts receivable not collected by August 18, 1998 back to the Company. As of December 31, 1998, the LLC had made no such assignments. However, the Company recorded a recourse obligation of approximately $269,700 for the amount of accounts receivable that were uncollected. Pursuant to the Sale Agreement (Note 9), the Company was relieved of the recourse obligation effective June 30, 1999.

NOTE 12 - NOTES PAYABLE

            At December 31, 1997, the Company had notes payable to six individuals totaling $372,000. The notes bear interest at 18% per annum. Included in this amount are two notes to two officers of the Company totaling $75,000 (Note 17). In addition, for each $25,000 borrowed, the Company issued warrants with a five year exercise period from the origination date of the notes, to purchase 1,750 shares of the Company's common stock for $3.50 per share, for each month the notes were outstanding (Note 13). The Company repaid all of the notes during 1998, and 150,598 of such warrants were issued. Using the Black-Scholes option pricing model, the fair market value of the warrants was calculated as $249,700 with the following assumptions: 45% volatility, 5 year expected life, and a 6% risk-free interest rate. The fair value of the warrants represents an original issue discount of which approximately$64,300 and $185,400 were amortized during 1997and 1998 respectively.

NOTE 13 - CAPITAL STOCK

            Common stock

            Common stock has one vote per share for the election of directors. All other matters are submitted to a vote of stockholders. Shares of common stock do not have cumulative voting, preemptive, redemption or conversion rights.

            At December 31, 1998 and 1999, the Company had reserved 3,385,856 and 3,538,216 shares of Common stock respectively for issuance relating to unexpired options and warrants.

            On October 30, 1997, and as amended on November 24, 1997, the
            Company

                   IMX PHARMACEUTICALS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

NOTE 13 - CAPITAL STOCK (CONT'D)

            offered to sell, through a private placement, 100 units at a price of $50,000 per unit (A unit consisted of 14,285 shares of Common stock at $3.50 per share), with no requirement for a minimum number of units to be sold. At December 31, 1997 net proceeds of approximately $160,600 had been received ($162,500 of proceeds less expenses of approximately $1,900). The closing date of the offering was extended to February 28, 1998, at which time the gross proceeds totaled approximately $1,088,000, less offering costs of approximately $141,000.

            On March 20, 1998, the Company completed the supply agreement transaction with IGI (Note 8), for the issuance of 271,714 shares of common stock valued at $3.50 per share to IGI.

            In August, 1999 the Company entered into an agreement with IGI, whereby the Company agreed to register certain shares of common stock of the Company held by IGI for resale, and IGI agreed to return certain other shares of the Company's common stock it holds according to a schedule, commencing upon the sale of certain IGI products by the Company. No assurances can be given that any such products will be commercially acceptable.

            1998 Stock Purchase Agreement

            As a condition of the Joint Venture Agreement (Note 1) in June, 1998, Medicis purchased 400,000 shares of common stock at the estimated fair value of $2.50 per share.

            Rescission Offer

            The State of Maryland requested that the Company offer to repurchase up to 69,998 of the Company's common stock from residents of Maryland that purchased common stock in the 1997 Private Placement. The Company commenced a rescission offer to repurchase these shares for $3.50 per share ending on February 26, 1999. Two stockholders with a total of 19,999 shares accepted the offer by the expiration date and were paid approximately $70,000. At December 31, 1998, $70,000 is reflected as redeemable common stock in the accompanying consolidated balance sheet. During 1999 these shares were transferred to treasury stock.

                   IMX PHARMACEUTICALS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

NOTE 13 - CAPITAL STOCK (CONT'D)

            Preferred Stock

            On February 28, 1997, the Company offered to sell, through a private placement, 200 units at a price of $25,000 per unit without any requirement that a specified number of units be sold. Each unit consisted of 1,000 shares of Series A Convertible Preferred Stock, $.001 par value, with a price of $25 per share. The preferred stock accrued cumulative annual dividends of 8% per annum ($2 per share) payable quarterly. Initial dividends accrued from July 10, 1997, the date of issuance, and are payable in cash or additional shares of preferred stock, at the option of the Company. In the event of liquidation, each holder of preferred stock is entitled to a liquidating distribution of $25 per share, after payment of liabilities. Each share of the preferred stock is convertible at the option of the holder into ten shares of common stock (at a price of $2.50 per share) and ten warrants to purchase common stock. Each warrant is exercisable until July 10, 2002 and entitles the holder to purchase one share of common stock at a price of $6.50 per share. Holders of each share of preferred stock are entitled to ten votes and both the common and preferred classes of stock will vote as a single class. As of July 10, 1997 the Company sold 76,750 shares of preferred stock and received gross proceeds of $1,918,750, less costs of approximately $217,000. On March 31, 1999, each of the outstanding shares of this series was converted into ten shares of common stock and ten warrants to purchase common stock.

            At December 31, 1998, and March 31, 1999, the Company accrued dividends payable on the preferred stock of approximately $169,000, and $43,400 for the years ended December 31, 1998 and 1999, respectively. The Company elected to pay the dividends by issuing additional shares of preferred stock.

NOTE 14 - STOCK OPTIONS

            On January 21, 1996, the Company adopted a stock option plan with 2,000,000

                   IMX PHARMACEUTICALS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

NOTE 14 - STOCK OPTIONS (CONT'D)

            shares of Common stock reserved for the grant of options to key employees, non-employees, officers and directors of the Company. On September 9, 1998, the Company adopted a stock option plan with 1,200,000 shares of common stock reserved for grant of options to key employees, non-employees, officers and directors of the Company. Options under these plans are exercisable over a period of ten years with various vesting terms. All shares granted are subject to significant restrictions as to disposition by the optionee.

            A summary of the Company's stock option activity is as follows:

                          -----------------------------------------------------------------
                               1998             1998             1999             1999
-------------------------------------------------------------------------------------------
                                                 Weighted                          Weighted
                                                  Average                           Average
                                                 Exercise                          Exercise
                                Shares            Price           Shares            Price
-------------------------------------------------------------------------------------------
Options outstanding,
   beginning of period         1,350,000          $ 2.72         1,586,975          $ 2.71
Granted                          246,975            2.73           234,500            1.73
Exercised                             --              --            (5,000)           1.75
Forfeited/canceled               (10,000)           4.06           (94,500)           4.31
-------------------------------------------------------------------------------------------

Outstanding at end of
  period                       1,586,975          $ 2.71         1,721,975          $ 2.49
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
Exercisable at end of
  period                       1,235,725          $ 2.49         1,560,100          $ 2.55

-------------------------------------------------------------------------------------------
Weighted average fair
  market value of
  options granted
  period                                          $ 0.87                            $ 0.85
-------------------------------------------------------------------------------------------

                   IMX PHARMACEUTICALS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

NOTE 14 - STOCK OPTIONS (CONT'D)

            A summary of the Company's fixed stock options outstanding is as follows:

                                                           Weighted
                                                            Average
                                                           Remaining          Weighted                             Weighted
Range of                               Options            Contractual         Average       Options                 Average
Exercise Price                       Outstanding         Life in Years     Exercise Price   Exercisable         Exercise Price
------------------------------------------------------------------------------------------------------------------------------
December 31, 1998
------------------------------------------------------------------------------------------------------------------------------
    $1.00 - 3.00                      1,006,000              7.34               1.60           834,750              $ 1.56
     3.87 - 4.00                        270,000              8.17               4.00           270,000                4.00
     4.78 - 6.50                        310,975              7.64               5.18           130,975                5.32
------------------------------------------------------------------------------------------------------------------------------

    $1.00 - 6.50                      1,586,975              7.54             $ 2.71         1,235,725              $ 2.49
------------------------------------------------------------------------------------------------------------------------------

December 31, 1999
------------------------------------------------------------------------------------------------------------------------------
    $0.75 - 0.99                         20,000              9.75             $ 0.75            20,000              $ 0.75
    $1.00 - 3.00                      1,175,500              7.24               1.64         1,021,750                1.62
     3.87 - 4.00                        270,000              7.99               4.00           270,000                4.00
     4.78 - 6.50                        256,475              7.56               5.03           248,350                4.97
------------------------------------------------------------------------------------------------------------------------------

    $0.75 - 6.50                      1,721,975              7.43               2.49         1,560,100                2.55
------------------------------------------------------------------------------------------------------------------------------

            SFAS No. 123, "Accounting for Stock-Based Compensation", requires the Company to provide pro forma information regarding net income
            (loss) and income (loss) per share as if compensation cost for the Company's employee stock option plans had been determined in accordance with the fair value based method prescribed in SFAS No.
            123. The Company estimates the fair value of each option at the grant date by using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 1998 and 1999, expected volatility ranging from 45% to 46%; risk-free interest rates ranging from 4.35% to 6% and expected lives ranging from 2 to 10 years.

                   IMX PHARMACEUTICALS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

NOTE 14 - STOCK OPTIONS (CONT'D)

            Under the accounting provisions of SFAS 123, the Company's net income (loss) and income (loss) per share would have changed to the pro forma amounts indicated below:

                                                         For the year ended
                                                            December 31,
                                                      -------------------------
                                                          1999          1998
                                                      -----------   -----------

            Net income (loss) applicable to
              common stockholders
                As reported                           $   534,532   $(2,185,893)
                Pro forma                             $   264,499    (2,555,000)
            Income (loss) per  share - basic
                As reported                           $      0.11   $     (0.45)
                Pro forma                             $      0.05   $     (0.52)
            Income (loss) per  share - diluted
                As reported                           $      0.10   $     (0.45)
                Pro forma                             $      0.05   $     (0.52)

NOTE 15 - STOCK WARRANTS

            In connection with a 1996 private placement offering of common stock, the Company issued 580,000 warrants, each redeemable for one share of common stock, at any time during a period of three years, commencing on July 9, 1996 for $5.00 per share. The warrants may be redeemed by the Company with 30 days prior notice at a price of ten cents per warrant at any time during the warrant exercise period, under certain conditions (as defined). During July 1999, the Company extended the exercise period one year to July 9, 2000.

            In addition, 58,000 warrants, each to purchase one share of common stock for $3.00 per share, and exercisable for the three year period ending July 9, 1999, were issued to placement agents in connection with the 1996 Private Placement. During July 1997, in connection with a financial advisory agreement with the placement agents, the exercise price of the 58,000 warrants was reduced to $2.50 per share, and the exercise period was extended to February 9, 2001. The Company recorded approximately $71,000 as deferred consulting expense for the estimated fair value of warrants which is being amortized over the two year term of the agreement.

            On March 31, 1999, in connection with the Company's 1997 Private Placement of convertible preferred stock (Note 13), 88,160 (76,750 original

                   IMX PHARMACEUTICALS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

NOTE 15 - STOCK WARRANTS (CONT'D)

            shares, plus 11,410 shares issued in lieu of cash as preferred stock dividends) shares outstanding at March 31, 1999 were converted into ten shares of common stock and warrants to purchase ten shares of common stock at any time during the period ending July 2002 for $6.50 per share. As of December 31, 1999 no warrants to purchase common stock have been exercised.

            In addition to warrants issued to investors in the February 1997 Private Placement, warrants to purchase 7,586.25 shares of Convertible Preferred Stock were issued to placement and selling agents with an exercise price of $30 per share, and are exercisable for the five year period ending July 2002. Each share of preferred stock is convertible into 10 shares of common stock at $3.50 per share and 10 warrants, each warrant to purchase one share of common stock at $6.50 per share. Prior to the March 31, 1999 conversion, no warrants to purchase preferred stock had been exercised.

            During July, 1997, in connection with an agreement with a financial advisor, the Company issued warrants to purchase 50,000 shares of common stock at $4.75 per share, exercisable for the period ending July 2002. The Company recorded approximately $67,000 as deferred consulting expense for the estimated fair value of the warrants, which is being amortized over the two year term of the agreement.

            In connection with notes payable issued during 1997 (Note 12), as of December 31, 1998, warrants to purchase 85,120 shares of common stock have been issued. Also, in connection with February, 1998 closing of the October 1997 Private Placement, warrants to purchase 20,180 shares of common stock were issued to placement and selling agents. Each of the warrants mentioned above has an exercise price of $3.50 per share, and expires five years from the date of issuance. As of December 31, 1998 and 1999, no warrants have been exercised.

            The aggregate number of common shares reserved for issuance upon the exercise of warrants is 1,816,241 as of December 31, 1999. The expiration date and exercise prices of the outstanding warrants are as follows:

                  Outstanding         Expiration      Exercise
                     Warrants            Date           Price
                  -----------         ----------      ---------

                     580,000             2000         $    5.00

                      58,000             2001              2.50

                   1,007,463             2002         3.00-6.50

                     170,778             2003              3.50

                   IMX PHARMACEUTICALS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

NOTE 16 - NET INCOME (LOSS) PER COMMON SHARE

            The following table sets forth the computation of basic and diluted net income (loss) per common share:

                                                   Year ended          Year ended
                                               December 31, 1999   December 31, 1998
                                               -----------------   -----------------
Numerator:
Numerator for basic and diluted
  Earnings per share-income (loss) available
    to common stockholders                     $         534,532   $      (2,185,893)
                                               -----------------   -----------------

Denominator:
  Denominator for basic earnings per
    share-weighted-average shares                      4,998,508           4,879,622
  Effect of dilutive securities:
    Common stock options                                 330,748                   0
                                               -----------------   -----------------

  Denominator for diluted earnings per
    share-adjusted weighted average
    shares and assumed conversions                     5,329,256           4,879,622
                                               -----------------   -----------------

Basic net income (loss) per common share       $            0.11   $           (0.45)
                                               -----------------   -----------------

Diluted net income (loss) per common share     $            0.10   $           (0.45)
                                               -----------------   -----------------

            Net income (loss) per common share is calculated by dividing the net income (loss) by the weighted-average shares of common stock and common stock equivalents outstanding during the period. Excluded from the computation of net loss per common share - diluted at December 31, 1998 and 1999, were convertible preferred stock of 864,240 and 0, outstanding options of 1,586,975 and 1,679,475, and warrants to purchase 1,798,881 and 1,816,241 shares of common stock respectively, at exercise prices ranging from $1.00 to $6.50, and from $2.50 to $6.50, because to do so would be anti-dilutive.

                   IMX PHARMACEUTICALS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

NOTE 17 - RELATED PARTY TRANSACTIONS

            The Company purchased inventories from Meyer-Zall of approximately $569,000 for the year ended December 31, 1998.

            During July 1998, the Company loaned $120,000 to Meyer-Zall. The loan was secured by all of Meyer-Zall's accounts receivable in sales of products to the LLC and 900,000 shares of the Company's common stock. In addition, the Company reserved the right, pursuant to the terms of the loan agreement, at any time within six months of execution of the loan agreement, to convert all of the principal amount of the loan into 2% of Meyer-Zall's outstanding voting securities. Initially, interest at a rate of 18% per annum was due on the principal amount of the loan, and the principal was due in four equal monthly installments of $30,000 to be paid commencing February 1, 1999. However, after November 11, 1998, interest no longer accrued, and repayment of the principal amount was postponed indefinitely. In September 1999, Meyer-Zall returned to the Company 76,000 shares of the Company's common stock which Meyer-Zall held, in return for cancellation of the outstanding debt of $125,400 ($1.65 per share), inclusive of accrued interest.

            See Notes 9 and 11 regarding transactions during 1998 and 1999 with Medicis and the LLC.

            At December 31, 1997, the Company advanced approximately $17,800 to companies affiliated to the President. The advances were repaid during 1999.

            During 1997 the Company issued notes payable and warrants of approximately $175,000 to officers and directors. The notes and warrants were issued under the same terms as those to unrelated parties. One note payable in the amount of $ 100,000 to a director was repaid during December, 1997. The remaining $75,000 of notes were repaid during 1998.

            During 1999, the Company made advances to a company affiliated to the President. The balance due the Company at December 31, 1999 totaled $31,153. These advances together with interest at the rate of ten (10%) percent is due and payable prior to December 31, 2000.

                   IMX PHARMACEUTICALS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

NOTE 18 - COMMITMENTS AND CONTINGENCIES

            The Company leases its facilities and certain equipment under non-cancelable operating leases. The Company has a sublease agreement for certain facilities and equipment. The future minimum rental payments required under these operating leases that have initial or remaining non-cancelable lease terms in excess of one year, and the future minimum rental receipts required under non-cancelable sub-leases of December 31, 1999 are approximately as follows:

                                                    Future
                                                   Minimum
                                                    Rental
                            Year                  Payments
                           ------               ----------

                            2000                 $ 128,000
                            2001                    54,000
                            2002                    36,000
                            2003                    19,000

            Total rent expense for all non-cancelable operating leases having a term of more than one year was approximately $61,000 and $91,000 for the years ended December 31, 1998 and 1999 respectively.

            On July 1, 1998, the Company entered into an employment agreement for a period of three years with William Forster, the Company's Chairman of the Board, President and Chief Executive Officer. Mr. Forster is entitled to receive an annual salary of $225,000 and a bonus based on a percentage of the Company's sales (as defined).

            Effective July 1, and August 1, 1998, the Company entered into employment agreements with two officers for annual salaries totaling approximately $205,000, plus discretionary bonuses, and bonuses upon the sale of the Company's interest in the LLC (as defined). The term of each agreement is three years. In connection with the Sale Agreement, bonuses of approximately $258,000 are included as an expense of sale of the investment in unconsolidated subsidiary in the accompanying consolidated statement of operations for the year ended December 31, 1999.

                   IMX PHARMACEUTICALS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

NOTE 18 - COMMITMENTS AND CONTINGENCIES (CONT'D)

            The Company has entered into a series of product development agreements with a consultant that provide for compensation to the consultant in the form of cash, options to purchase shares of the Company's common stock which vest as products are developed, royalties based upon net sales of products, a royalty based upon the sale of the rights to the products developed, and an interest in any patents granted on products developed by the consultant to the Company.

            In November 1999, Bioglan Pharma PLC and Bioglan Pharma, Inc. (collectively, "Bioglan") commenced an arbitration action against the Company, Medicis and the LLC, in which Bioglan claims damages for breach of various contractual obligations arising out of the sale of the LLC and the Exorex product line to Bioglan.

            Specifically, Bioglan claims that Medicis, the LLC and the Company breached an Asset Purchase Agreement by transferring inventories to Bioglan that had a remaining shelf life less than 12 months and was otherwise unmarketable. The Asset Purchase Agreement specified that Bioglan was to take title to all inventories having a shelf life greater than 12 months, and the Company was to take title to inventories having a shelf life of 12 months or less. The products were warehoused together. Management believes that Medicis, under an interim management agreement with Bioglan, filled Bioglan orders with the Company's inventories. In addition, the Company has filed a counterclaim in the arbitration against Bioglan for damages relating to the conversion of this property.

            In the second claim, Bioglan seeks unspecified damages from the Company, Medicis and the LLC because it claims that the inventories that it received had not been properly stored and therefore was unmarketable. Management believes that this claim does not have any merit. since it was never advised by the manufacturer, Meyer-Zall, of any requirement for cold storage for the product. The Company intends to vigorously defend this matter. However, management cannot assess the likelihood of an unfavorable outcome, or the range of potential loss, if any, which might result from this claim.

NOTE 19 - SALES TO ONE CUSTOMER

            During 1998 the Company had net sales to a retail drug chain representing approximately 10% of net sales for the year. During 1999 the Company had net sales to two customers representing approximately 25% and 16% of net sales.

                   IMX PHARMACEUTICALS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

NOTE 20 - CAPITAL LEASE PAYABLE

            The Company is a lessee under a capital lease of equipment from an unrelated third party. The lease agreement calls for 36 equal monthly payments of $241 with a final fixed purchase price of $1 at the end of the lease. The asset and liability under this capital lease is valued at a fair market value of approximately $8,000. The asset is being depreciated over its estimated useful life of 5 years.

                  Total capital lease payable               $7,792
                  Less: Current portion                      2,896
                                                            ------

                  Total capital lease
                    payable - non current                   $4,896
                                                            ======

                            IMX PHARMACEUTICALS, INC.
                            PROFORMA BALANCE SHEETS
                                    31-Dec-99

                                         DRI-KLEEN, INC.  NOT PURCHASED   NET         IMX                 TOTAL
                                                                          PURCHASED   PHARMACEUTICALS
ASSETS
CURRENT ASSETS:
              CASH AND
              CASH EQUIVALENTS             $   128,219                   $   128,219    $ 2,497,791    $ 2,626,010
              SECURITIES AVAILABLE
              FOR SALE                                                                  $    30,463    $    30,463
              ACCOUNTS RECEIVABLE,
              NET OF ALLOWANCE             $    17,165                   $    17,165    $   110,525    $   127,690
              RECEIVABLE FROM
              RELATED PARTY                                                             $    31,153    $    31,153
              INVENTORIES                  $ 1,159,151                   $ 1,159,151    $   557,593    $ 1,716,744
              PREPAID EXPENSES             $    83,084                   $    83,084    $    46,731    $   129,815
              REFUNDABLE INCOME TAX
              DEFERRED TAX ASSETS          $    40,000                   $    40,000                   $    40,000
              PROPERTY HELD FOR RESALE
              LOAN RECEIVABLE
              OTHER ASSETS                                               $    50,000                   $    50,000
                                           -----------                   -----------------------------------------

TOTAL CURRENT ASSETS                       $ 1,427,619                   $ 1,427,619    $ 3,324,256    $ 4,751,875

              NOTES RECEIVABLE,LESS
              CURRENT PORTION              $   150,228                   $   150,228                   $   150,228
              PROPERTY AND EQUIPMENT       $ 3,319,048    $ 2,174,806    $ 1,144,242    $   105,913    $ 1,250,155
OTHER ASSETS                                                                            $    67,646    $    67,646
                                           --------------------------    -----------------------------------------
TOTAL ASSETS                               $ 4,896,895    $ 2,174,806    $ 2,722,089    $ 3,497,815    $ 6,219,904
                                           ==========================    =========================================

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
              CURRENT PORTION OF LONG-
              TERM DEBT                    $ 3,178,728    $ 1,134,578    $ 2,044,150    $     2,896    $ 2,047,046
              ACCOUNTS PAYABLE             $ 2,139,072                   $ 2,139,072    $   436,398    $ 2,575,470
              TAXES PAYABLE                $    60,179                   $    60,179                   $    60,179
              ACCRUED LIABILITIES          $   859,522                   $   859,522    $    49,700    $   909,222
              SHORT-TERM BORROWINGS
              PAYABLES DUE TO RELATED
              PARTIES                      $   234,500                   $   234,500                   $   234,500
              DEFERRED REVENUE             $   128,951                   $   128,951                   $   128,951

              SUPPLY AGREEMENT PAYABLE
                                           --------------------------    -----------------------------------------
TOTAL CURRENT LIABILITIES                  $ 6,600,952    $ 1,134,578    $ 5,466,374    $   488,994    $ 5,955,368
                                           --------------------------    -----------------------------------------
              REDEEMABLE COMMON STOCK

LONG-TERM LIABILITIES:
              LONG-TERM DEBT
              LESS CURRENT PORTION                                                      $     4,896    $     4,896
              DEFERRED TAX                 $    40,000                   $    40,000                   $    40,000
              SUPPLY AGREEMENT PAYABLE                                                                 $        --
                                           --------------------------    -----------------------------------------
TOTAL LIABILITIES                          $ 6,640,952    $ 1,134,578    $ 5,506,374    $   493,890    $ 6,000,264
                                           --------------------------    -----------------------------------------
STOCKHOLDERS' EQUITY
              PREFERRED STOCK
              COMMON STOCK                 $    10,440                   $    10,440    $     9,635    $    20,075
              ADDITIONAL PAID-IN CAPITAL   $ 1,327,424                   $ 1,327,424    $ 7,943,050    $ 9,270,474
              RETAINED EARNINGS
              (DEFICIT)                    $(3,087,841)   $ 1,040,228    $(4,128,069)   $(4,348,955)   $(8,477,024)
              ACCUM. OTHER COMP. INCOME    $     5,920                   $     5,920    $   (21,751)   $   (15,831)
              TREASURY STOCK                                                            $  (578,054)   $  (578,054)
                                           --------------------------    -----------------------------------------
TOTAL STOCKHOLDERS' EQUITY                 $(1,744,057)   $ 1,040,228    $(2,784,285)   $ 3,003,925    $   219,640
                                           --------------------------    -----------------------------------------
                                           $ 4,896,895    $ 2,174,806    $ 2,722,089    $ 3,497,815    $ 6,219,904
                                           ==========================    =========================================

IMX PHARMACEUTICALS, INC.
PROFORMA PROFIT & LOSS
FOR THE YEAR ENDED DECEMBER 31, 1999

                                     ETI INTERNATIONAL                        NET         IMX                   TOTAL
                                     INC.                   NOT PURCHASED     PURCHASED   PHARMACEUTICALS
SALES AT SUGGESTED RETAIL             $ 29,876,465
LESS DISTRIBUTOR ALLOWANCES           $ 10,904,779
                                      ------------
NET SALES                             $ 18,971,686          $    284,671    $ 18,687,015    $    203,334    $ 18,890,349

COST OF SALES                         $  5,429,147          $     99,179    $  5,329,968    $     80,466    $  5,410,434
                                      ----------------------------------------------------------------------------------
GROSS PROFIT                          $ 13,542,539          $    185,492    $ 13,357,047    $    122,868    $ 13,479,915
                                      ----------------------------------------------------------------------------------
OPERATING EXPENSES:
Distributor commissions               $  5,882,885                          $  5,882,885                    $  5,882,885
Selling, general and administrative   $  8,717,155          $    374,497    $  8,342,658    $  2,823,746    $ 11,166,404
Advertising                                                                                 $    181,709    $    181,709
Depreciation and amortization                                                               $     67,956    $     67,956
Related party expenses                $     92,450                          $     92,450                    $     92,450
                                      ----------------------------------------------------------------------------------

Total Operating Expenses              $ 14,692,490          $    374,497    $ 14,317,993    $  3,073,411    $ 17,391,404
                                      ----------------------------------------------------------------------------------

LOSS FROM OPERATIONS                  $ (1,149,951)         $   (189,005)   $   (960,946)   $ (2,950,543)   $ (3,911,489)

OTHER INCOME (EXPENSES):
Equity in earnings (loss) of
  unconsolidated subsidiary                                                                 $    (12,887)   $    (12,887)
Gain on sale of
  unconsolidated subsidiary                                                                 $  3,357,807    $  3,357,807
Other income                          $      1,712                          $      1,712    $    183,555    $    185,267
Other expense                         $   (120,110)                         $   (120,110)                   $   (120,110)
Related party interest expense        $    (50,044)                         $    (50,044)                   $    (50,044)
Interest expense                      $   (350,060)                         $   (350,060)                   $   (350,060)
                                      ----------------------------------------------------------------------------------

Income (loss) before taxes            $ (1,668,453)         $   (189,005)   $ (1,479,448)   $    577,932    $   (901,516)
Income tax expense                    $     25,000                          $     25,000                    $     25,000
Dividends on preferred stock                                                                $    (43,400)   $    (43,400)
                                      ----------------------------------------------------------------------------------
Net income (loss)                     $ (1,693,453)         $   (189,005)   $ (1,504,448)   $    534,532    $   (969,916)
                                      ==================================================================================
Earnings (loss) per share             $      (0.16)                                         $       0.11

                            IMX PHARMACEUTICALS, INC.
                            PROFORMA BALANCE SHEETS
                                    30-Jun-00

                                                                                         AUDITORS
                                           ETI INTERNATIONAL, INC.   NOT PURCHASED        J/E'S         NET
                                                                                                       PURCHASED
ASSETS
CURRENT ASSETS:
              CASH AND
              CASH EQUIVALENTS                   $  171,067                                            $  171,067
              NOTES RECEIVABLE                   $  134,361                                            $  134,361
              SECURITIES AVAILABLE
              FOR SALE
              ACCOUNTS RECEIVABLE,
              NET OF ALLOWANCE                   $  115,127                              $(21,600)     $   93,527
              OTHER RECEIVABLES
              RECEIVABLE FROM
              RELATED PARTY
              INVENTORIES                        $  663,091                                            $  663,091
              PREPAID EXPENSES                   $   39,979                                            $   39,979
              DEFERRED INCOME TAXES              $    5,442                              $ 40,000      $   45,442


                                               --------------                          ----------------------------
TOTAL CURRENT ASSETS                             $1,129,067                              $ 18,400      $1,147,467

              LAND
              BUILDING-NET OF DEPRECIATION
              PROPERTY AND EQUIPMENT             $3,245,026                                            $3,245,026

OTHER ASSETS:
              INVESTMENT IN SELECT BENEFITS
              DEPOSITS AND OTHER
              GOODWILL
              VALUE OF DISTRIBUTION NETWORK
                                               ---------------------------------       ----------------------------
TOTAL ASSETS                                     $4,374,093            $    --           $ 18,400      $4,392,493
                                               =================================       ============================

                                              IMX                   TOTAL
                                              PHARMACEUTICALS
ASSETS
CURRENT ASSETS:
              CASH AND
              CASH EQUIVALENTS                  $ (131,380)     $    39,687
              NOTES RECEIVABLE                                  $   134,361
              SECURITIES AVAILABLE
              FOR SALE                          $   28,269      $    28,269
              ACCOUNTS RECEIVABLE,
              NET OF ALLOWANCE                  $   63,641      $   157,168
              OTHER RECEIVABLES                 $   16,440      $    16,440
              RECEIVABLE FROM
              RELATED PARTY                     $   30,125      $    30,125
              INVENTORIES                       $1,964,008      $ 2,627,099
              PREPAID EXPENSES                  $   47,237      $    87,216
              DEFERRED INCOME TAXES                             $    45,442

                                                                $        --
                                              -------------------------------
TOTAL CURRENT ASSETS                            $2,018,340      $ 3,165,807

              LAND                              $  150,000      $   150,000
              BUILDING-NET OF DEPRECIATION      $  836,000      $   836,000
              PROPERTY AND EQUIPMENT            $  789,971      $ 4,034,997

OTHER ASSETS:
              INVESTMENT IN SELECT BENEFITS     $  384,303      $   384,303
              DEPOSITS AND OTHER                $   77,646      $    77,646
              GOODWILL                          $1,259,637      $ 1,259,637
              VALUE OF DISTRIBUTION NETWORK     $2,000,000      $ 2,000,000
                                              -------------------------------
TOTAL ASSETS                                    $7,515,897      $11,908,390
                                              ===============================

                      IMX PHARMACEUTICALS, INC.
                      LIABILITIES AND SHAREHOLDERS' EQUITY
                                    30-Jun-00

                                                                                                     AUDITORS
                                                     ETI INTERNATIONAL, INC.   NOT PURCHASED         J/E'S              NET
LIABILITIES AND STOCKHOLDERS' EQUITY                                                                                    PURCHASED
CURRENT LIABILITIES:
              CURRENT PORTION OF LONG-
              TERM DEBT                                       $   687,029                                              $   687,029
              NOTES PAYABLE-CURRENT                           $   600,000                                              $   600,000
              EQUITY BRIDGE LOAN                              $ 1,648,358                                              $ 1,648,358
              NOTE PAYABLE-ENVION
              NOTE PAYABLE-AMERIPLAN
              NOTE PAYABLE-COMMUNITY FIRST
              NOTE PAYABLE-VITAQUEST
              ACCOUNTS PAYABLE                                $ 1,801,419                                              $ 1,801,419
              ACCRUED LIABILITIES                             $   516,582                             $ 169,624        $   686,206
              DUE TO ETI
              INCOME TAXES PAYABLE                            $    50,397                                              $    50,397
              DUE TO SHAREHOLDERS                             $     2,970                                              $     2,970
                                                         -----------------                      -----------------------------------
TOTAL CURRENT LIABILITIES                                     $ 5,306,755                             $ 169,624        $ 5,476,379
                                                         -----------------                      -----------------------------------
LONG-TERM LIABILITIES:
              LONG-TERM DEBT                                  $ 1,120,528                                              $ 1,120,528
              NOTE PAYABLE-ENVION
              NOTE PAYABLE-AMERIPLAN
              NOTE PAYABLE-COMMUNITY FIRST
              NOTE PAYABLE-VITAQUEST
              NOTE PAYABLE-DRI-KLEEN, INC.
              DEFERRED TAX                                                                            $  40,000        $    40,000
                                                         -----------------                      -----------------------------------
TOTAL LIABILITIES                                             $ 6,427,283                             $  40,000        $ 6,636,907
                                                         -----------------                      -----------------------------------
STOCKHOLDERS' EQUITY:
              COMMON STOCK                                    $    13,292                             $      27        $    13,319
              ADDITIONAL PAID-IN CAPITAL                      $ 2,240,127                             $ 601,973        $ 2,842,100
              RETAINED EARNINGS (DEFICIT)                     $(4,343,106)                            $(799,144)       $(5,142,250)
              ACCUM. OTHER COMP. INCOME
              FOREIGN CURRENCY ADJ.                           $    36,497                             $   5,920        $    42,417
              TREASURY STOCK
                                                         -----------------                      -----------------------------------
TOTAL STOCKHOLDERS' EQUITY                                    $(2,053,190)                            $(191,224)       $(2,244,414)
                                                         -----------------                      -----------------------------------
                                                              $ 4,374,093                             $  18,400        $ 4,392,493
                                                         =================                      ===================================

                                                               IMX                    TOTAL
                                                               PHARMACEUTICALS

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:                                             $     2,896      $    689,925
              CURRENT PORTION OF LONG-                                            $    600,000
              TERM DEBT                                                           $  1,648,358
              NOTES PAYABLE-CURRENT                              $   375,000      $    375,000
              EQUITY BRIDGE LOAN                                 $    60,000      $     60,000
              NOTE PAYABLE-ENVION                                $   400,000      $    400,000
              NOTE PAYABLE-AMERIPLAN                             $    72,000      $     72,000
              NOTE PAYABLE-COMMUNITY FIRST                       $   467,214      $  2,268,633
              NOTE PAYABLE-VITAQUEST                             $   787,442      $  1,473,648
              ACCOUNTS PAYABLE
              ACCRUED LIABILITIES                                                 $     50,397
              DUE TO ETI                                                          $      2,970
              INCOME TAXES PAYABLE                           ----------------------------------
              DUE TO SHAREHOLDERS                                $ 2,164,552      $  7,640,931
                                                             ----------------------------------
TOTAL CURRENT LIABILITIES
                                                                 $     4,896      $  1,125,424
LONG-TERM LIABILITIES:                                           $   375,000      $    375,000
              LONG-TERM DEBT                                     $   128,504      $    128,504
              NOTE PAYABLE-ENVION                                $   307,637      $    307,637
              NOTE PAYABLE-AMERIPLAN                             $   188,000      $    188,000
              NOTE PAYABLE-COMMUNITY FIRST                       $   600,000      $    600,000
              NOTE PAYABLE-VITAQUEST                                              $     40,000
              NOTE PAYABLE-DRI-KLEEN, INC.                   ----------------------------------
              DEFERRED TAX                                       $ 3,768,589      $ 10,405,496
                                                             ----------------------------------
TOTAL LIABILITIES
                                                                 $    12,335      $     25,654
STOCKHOLDERS' EQUITY:                                            $ 9,965,350      $ 12,807,450
              COMMON STOCK                                       $(5,639,302)     $(10,781,552)
              ADDITIONAL PAID-IN CAPITAL                         $   (13,021)     $    (13,021)
              RETAINED EARNINGS (DEFICIT)                                         $     42,417
              ACCUM. OTHER COMP. INCOME                          $  (578,054)     $   (578,054)
              FOREIGN CURRENCY ADJ.                          ----------------------------------
              TREASURY STOCK                                     $ 3,747,308      $  1,502,894
                                                             ----------------------------------
TOTAL STOCKHOLDERS' EQUITY                                       $ 7,515,897      $ 11,908,390
                                                             ==================================

IMX PHARMACEUTICALS, INC.
PROFORMA PROFIT & LOSS
FOR THE SIX MONTHS ENDED JUNE 30, 2000

                                                                                            AUDITORS       NET
                                      ETI INTERNATIONAL, INC.       NOT PURCHASED           J/E'S          PURCHASED
SALES AT SUGGESTED RETAIL                   $ 6,686,196                                                   $ 6,686,196
LESS DISTRIBUTOR ALLOWANCES                 $ 1,904,605                                                   $ 1,904,605
                                            ------------                                              ----------------
NET SALES                                   $ 4,781,591                                                   $ 4,781,591
                                            ------------                                              ----------------

COST OF SALES                               $ 1,531,016                                                   $ 1,531,016
                                            ------------                                              ----------------
GROSS PROFIT                                $ 3,250,575                                                   $ 3,250,575
                                            ------------                                              ----------------
OPERATING EXPENSES:
Distributor commissions                     $ 1,604,828                                                   $ 1,604,828
Selling, general and administrative         $ 2,720,306                                     $ 780,055     $ 3,500,361
Advertising
Depreciation and amortization                                                                             $        --

                                            --------------------------------------------------------------------------
Total Operating Expenses                    $ 4,325,134               $     --              $ 780,055     $ 5,105,189
                                            --------------------------------------------------------------------------
LOSS FROM OPERATIONS                        $(1,074,559)                                    $(178,055)    $(1,854,614)

OTHER INCOME (EXPENSES):
Other income                                $     2,270                                                   $     2,270
Interest expense                            $  (185,696)                                    $ (13,169)    $  (198,865)
Inventory recovery gain
Gain (loss) on dispostion of assets         $    (3,200)                                                  $    (3,200)
                                            --------------------------------------------------------------------------
Income (loss) before taxes                  $(1,261,185)                                    $(191,224)    $(2,054,409)

                                            --------------------------------------------------------------------------
Net income (loss)                           $(1,261,185)              $     --              $(191,224)    $(2,054,409)
                                            ==========================================================================

Earnings (loss) per share

                                          IMX                     TOTAL
                                          PHARMACEUTICALS
SALES AT SUGGESTED RETAIL                   $ 1,525,311        $ 8,211,507
LESS DISTRIBUTOR ALLOWANCES                                    $ 1,904,605
                                      -------------------------------------
NET SALES                                   $ 1,525,311        $ 6,306,902
                                      -------------------------------------

COST OF SALES                               $   520,972        $ 2,051,988
                                      -------------------------------------
GROSS PROFIT                                $ 1,004,339        $ 4,254,914
                                      -------------------------------------
OPERATING EXPENSES:
Distributor commissions                                        $ 1,604,828
Selling, general and administrative         $ 2,360,280        $ 5,860,641
Advertising                                 $    48,132        $    48,132
Depreciation and amortization               $   115,883        $   115,883

                                      -------------------------------------
Total Operating Expenses                    $ 2,524,295        $ 7,629,484
                                      -------------------------------------
LOSS FROM OPERATIONS                        $(1,519,956)       $(3,374,570)

OTHER INCOME (EXPENSES):
Other income                                $    49,447        $    51,717
Interest expense                                               $  (198,865)
Inventory recovery gain                     $   180,162        $   180,162
Gain (loss) on dispostion of assets                            $    (3,200)
                                      -------------------------------------
Net income (loss)                           $(1,290,347)       $(3,344,756)
                                      =====================================

Earnings (loss) per share                   $     (0.15)       $     (0.30)

                            IMX PHARMACEUTICALS, INC.
                            PRO FORMA BALANCE SHEETS
                                    30-Jun-00

                                                PRIOR TO       ACQUISITION       TOTAL
                                                ACQUISITION    ENTRIES
ASSETS
CURRENT ASSETS:
              CASH AND
              CASH EQUIVALENTS                  $   122,500    $  (253,880)   $  (131,380)
              SECURITIES AVAILABLE
              FOR SALE                          $    28,269                   $    28,269
              ACCOUNTS RECEIVABLE
              NET OF ALLOWANCE                  $    63,641                   $    63,641
              OTHER RECEIVABLES                 $   424,251    $  (407,811)   $    16,440
              RECEIVABLE FROM
              RELATED PARTY                     $    30,125                   $    30,125
              INVENTORIES                       $ 1,364,008    $   600,000    $ 1,964,008
              PREPAID EXPENSES                  $    47,237                   $    47,237
              REFUNDABLE DEPOSIT                $ 1,250,000    $(1,250,000)   $        --
              OTHER ASSETS                      $   120,000    $  (120,000)   $        --
                                                -----------

TOTAL CURRENT ASSETS                            $ 3,450,031    $(1,431,691)   $ 2,018,340

              LAND                                             $   150,000    $   150,000
              BUILDING-NET OF DEPRECIATION                     $   836,000    $   836,000
              PROPERTY AND EQUIPMENT-NET        $   159,971    $   630,000    $   789,971
              OTHER ASSETS:
                          INVESTMENT                           $   384,303    $   384,303
                          DEPOSITS AND OTHER                   $    77,646    $    77,646
                                                                              $        --
OTHER ASSETS:
              GOODWILL                                         $ 1,259,637    $ 1,259,637
              VALUE OF DISTRIBUTION NETWORK                    $ 2,000,000    $ 2,000,000
TOTAL ASSETS                                    $ 4,071,951    $ 3,443,946    $ 7,515,897

                            IMX PHARMACEUTICALS, INC.
                             PROFORMA BALANCE SHEETS
                                    30-Jun-00

                                                PRIOR TO       ACQUISITION       TOTAL
                                                ACQUISITION    ENTRIES
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
             CURRENT PORTION OF LONG-
             TERM DEBT                          $     2,896                   $     2,896
             NOTE PAYABLE-ENVION                $   375,000                   $   375,000
             NOTE PAYABLE-AMERIPLAN             $    60,000                   $    60,000
             NOTE PAYABLE-COMMUNITY FIRST                      $   400,000    $   400,000
             NOTE PAYABLE-VITAQUEST                            $    72,000    $    72,000
             ACCOUNTS PAYABLE                   $   457,094    $    10,120    $   467,214
             ACCRUED LIABILITIES                $   379,442    $   408,000    $   787,442
             DUE TO ETI
                                                --------------------------    -----------
TOTAL CURRENT LIABILITIES                       $ 1,274,432    $   890,120    $ 2,164,552
                                                --------------------------    -----------
LONG-TERM LIABILITIES:
             LONG-TERM DEBT
             LESS CURRENT PORTION               $     4,896                   $     4,896
             NOTE PAYABLE-ENVION                $   375,000                   $   375,000
             NOTE PAYABLE-AMERIPLAN             $   128,504                   $   128,504
             NOTE PAYABLE-COMMUNITY FIRST                      $   307,637    $   307,637
             NOTE PAYABLE-VITAQUEST                            $   188,000    $   188,000
             NOTE PAYABLE-DRI-KLEEN, INC                       $   600,000    $   600,000
                                                --------------------------    -----------
TOTAL LIABILITIES                               $ 1,782,832    $ 1,985,757    $ 3,768,589
                                                --------------------------    -----------
STOCKHOLDERS' EQUITY:
             COMMON STOCK                       $     9,735    $     2,600    $    12,335
             ADDITIONAL PAID-IN CAPITAL         $ 8,017,950    $ 1,947,400    $ 9,965,350
             RETAINED EARNINGS (DEFICIT)        $(5,147,491)   $  (491,811)   $(5,639,302)
             ACCUM. OTHER COMP. INCOME (LOSS)   $   (13,021)                  $   (13,021)
             TREASURY STOCK                     $  (578,054)                  $  (578,054)
                                                --------------------------    -----------
TOTAL STOCKHOLDERS' EQUITY                      $ 2,289,119    $ 1,458,189    $ 3,747,308
                                                --------------------------    -----------
                                                $ 4,071,951    $ 3,443,946    $ 7,515,897
                                                ==========================    ===========

                     IMX PHARMACEUTICALS, INC.
                     PROFORMA PROFIT & LOSS

                     FOR THE SIX MONTHS ENDED JUNE 30, 2000

                                      PRIOR TO       ACQUISITION       TOTAL
                                      ACQUISITION    ENTRIES

NET SALES                             $ 1,933,122    $  (407,811)   $ 1,525,311

COST OF SALES                         $   520,972                   $   520,972

GROSS PROFIT                          $ 1,412,150    $  (407,811)   $ 1,004,339
OPERATING EXPENSES:

Selling, general and administrative   $ 2,360,280                   $ 2,360,280
Advertising                           $    48,132                   $    48,132
Depreciation and Amortization         $    31,883    $    84,000    $   115,883

                                      --------------------------    -----------
Total Operating Expenses              $ 2,440,295    $    84,000    $ 2,524,295
                                      --------------------------    -----------

LOSS FROM OPERATIONS                  $(1,028,145)   $  (491,811)   $(1,519,956)

OTHER INCOME (EXPENSES):
Inventory recovery gain (loss)        $   180,162                   $   180,162
Other                                 $    49,447                   $    49,447
                                      --------------------------    -----------
                                      $   229,609                   $   229,609

                                      --------------------------    -----------
Income (loss) before taxes            $  (798,536)   $  (491,811)   $(1,290,347)

                                      --------------------------    -----------
Net income (loss)                     $  (798,536)   $  (491,811)   $(1,290,347)
                                      ==========================    ===========

Earnings (loss) per share             $     (0.14)                  $     (0.36)

The pro forma statements reflect the acquisition as if it occurred at the beginning of the current calendar year as required by SEC.

ETI
ADJUSTING JOURNAL ENTRIES

1) Bad debt expense                                      21,600.00
              Accounts receivable                                      21,600.00
     To write off bad accounts receivable.

2) Offering expense                                     156,455.00
              Accrued liabilities                                     156,455.00
     To accrue expenses due UK for halted offering.

3) Deferred tax asset                                    40,000.00
              Deferred tax liability                                   40,000.00
     To gross up tax accounts for recording purposes.

4) Salaries expense                                     602,000.00
              Common stock                                                154.00
              Apic                                                      1,050.00
              Apic                                                    600,796.00
      To record shares given to employees and President for services performed. Stock valued at $.50 per share.

5) Interest expense                                      13,169.00
              Accrued interest                                         13,169.00
      To record interest on PLC debt.

6) Common stock                                             127.00
              Apic                                                        127.00
      To reclassify common stock and Apic.

7) Retained earnings                                      5,920.00
              Foreign currency adjustment                               5,920.00
      To record foreign currency adjustment.

IMX
ADJUSTING JOURNAL ENTRIES

1)     Inventory                                        750,000.00
                 Note payable-Envion                                  750,000.00
           To record inventory and note.

2)     Investment in Select Benefits                    189,303.50
                 Note payable-Ameriplan                               189,303.50
           To record investment and note.

3)     Investment in Select Benefits                     75,000.00
                 Common stock                                             100.00
                 Paid in capital                                       74,900.00
           To record 100,000 sh. at $.75.

4)     Investment in ETI                                 35,000.00
                 Commission                                            20,000.00
                 Professional fees                                     15,000.00
           To properly record investment.

5)     Investment in ETI                                 85,000.00
                 Due to broker                                         85,000.00
           To record brokerage fees.

6)     Investment in ETI                                650,000.00
                 Due to broker                                        120,000.00
                 Due to/from ETI                                      266,000.00
                 Sales tax payable                                     10,120.00
                 Cash                                                 253,880.00
           To record investment in ETI.

7)     Investment in ETI                                707,636.72
                 Note payable- Community First                        707,636.72
           To record note to bank.

8)     Investment in ETI                                260,000.00
                 Note payable-Vitaquest                               260,000.00
           To record note payable.

9)     Investment in ETI                              1,250,000.00
                 Deposit                                            1,250,000.00
           To record investment in ETI.

10)    Investment in ETI                                 75,000.00
                 Common stock                                             100.00
                 Paid in capital                                       74,900.00
           To record 100,000 sh. to broker at $.75.

11)    Investment in ETI                              1,875,000.00
                 Common stock                                           2,500.00
                 Paid in capital                                    1,872,500.00
           To record 2,500,000 sh. to ETI at $.75.

12)    Inventory                                        600,000.00
                 Note payable-Dri-Kleen, Inc.                         600,000.00
           To record inventory and note.

13)    Land                                             150,000.00
       Building                                         850,000.00
       Machinery & equipment-MN                         400,000.00
       Machinery & equipment-LV
       and Canada                                       300,000.00
       Value of distribution network                  2,000,000.00
       Goodwill                                       1,259,636.72
                 Investment in ETI                                  4,959,636.72
           To record assets purchased.

14)    Investment in ETI                                 22,000.00
                 Due to Portman-Harmony                                22,000.00
           To record liability.

15)    Depreciation                                      84,000.00
                 Accumulated depreciation                              84,000.00
           To record depreciation on assets.

16)    Sales                                            407,811.00
                 Other receivables                                    407,811.00
           To properly allocate sales.